EXHIBIT 4.3

EXECUTION COPY

UPCB FINANCE LIMITED

7 5/8% Senior Secured Notes due 2020

INDENTURE

Dated as of January 20, 2010

THE BANK OF NEW YORK MELLON

Trustee, Registrar, Transfer Agent,
Principal Paying Agent and Security Agent

THE BANK OF NEW YORK MELLON, LONDON BRANCH

Transparency Directive Agent

i

EXHIBITS
(ATTACHED SEPARATELY HERETO)

Exhibit A	FORM OF GLOBAL NOTE
Exhibit B	FORM OF DEFINITIVE REGISTERED NOTE
Exhibit C	FORM OF CERTIFICATE OF TRANSFER
Exhibit D	FORM OF CERTIFICATE OF EXCHANGE

INDENTURE dated as of January 20, 2010 among UPCB Finance Limited, The Bank of New York Mellon, as trustee, registrar, transfer agent, principal paying agent and security agent, and The Bank of New York Mellon, London Branch, as Transparency Directive Agent.

The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7 5/8% Senior Secured Notes due 2020 (the “Notes”):

ARTICLE 1.

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01          Definitions

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Facilities” has the meaning ascribed thereto in the UPC Broadband Holding Bank Facility as in effect on the Issue Date.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent or the Transparency Directive Agent.

“Applicable Premium” means, with respect to a Note at any Redemption Date prior to January 15, 2015 applicable to the redemption of such Note, the excess of:

(1)                                 the present value at such Redemption Date of (i) the redemption price of the Note at January 15, 2015 (such redemption price being described under Section 3.07(c)) plus (ii) all required remaining scheduled interest payments due on the Notes through January 15, 2015 (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Bund Rate plus 50 basis points; over

(2)                                 the principal amount of the Notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authenticating Agent” means each Person authorized pursuant to Section 2.02 to authenticate Notes and any Person authorized pursuant to Section 2.02 to act on behalf of the Trustee to authenticate Notes.

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Agents under the terms of this Indenture.

“Available Disposal Proceeds” with respect to any Disposal Proceeds that are required to be applied to prepay Additional Facilities pursuant to Clause 7.6 (Mandatory prepayment from disposal proceeds) of the UPC Broadband Holding Bank Facility, an amount of such Disposal Proceeds that bears the same proportion to the total Disposal Proceeds as the aggregate principal amount of the Finco Loan bears to the aggregate principal amount of all Advances (as such term is defined in the UPC Broadband Holding Bank Facility as in effect on the Issue Date) outstanding under the UPC Broadband Holding Bank Facility.

“Average Life” means, as of the date of determination, with respect to any Financial Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Financial Indebtedness multiplied by the amount of such payment by (ii) the sum of all such payments.

“Bank Account Collateral” means sums of money held from time to time in all bank accounts of the Issuer (excluding the Share Capital Account).

“The Bank of New York Mellon Group” means the group comprising The Bank of New York Mellon and its affiliates.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, or any similar United States federal or state law or relevant law in any jurisdiction or organization or similar foreign law (including, without limitation, laws of the Cayman Islands) relating to moratorium, bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “beneficially owns” and “beneficially owned” have a corresponding meaning.

“Book-Entry Interest” means ownership of interest in a Global Note.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Bund Rate” means, with respect to any relevant date, the rate per annum equal to the semi-annual equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:

(1)                                 “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such relevant date to January 15, 2015, and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to January 15, 2015; provided, however, that, if the period from such relevant date to January 15, 2015, is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of German Bundesanleihe securities for which such yields are given, except that if the period from such relevant date January 15, 2015, is less than one year, a fixed maturity of one year shall be used;

(2)                                 “Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3)                                 “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in consultation with the Trustee; and

(4)                                 “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Parent of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Parent by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third business day in Frankfurt preceding the relevant date.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, England and Amsterdam, the Netherlands.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means:

(1)                                 securities issued or directly and fully guaranteed or insured by the United States Government or a member state of the European Union as of the Issue Date (each a “Qualified Country”) or any agency or instrumentality thereof (provided that the full faith and credit of such Qualified Country is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)                                 marketable general obligations issued by any political subdivision of any Qualified Country or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the Qualified Country is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A2” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3)                                 certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender party to the UPC Broadband Holding Bank Facility or by any bank or trust company (x) the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P or “A” or the equivalent thereof by Moody’s

(or if at the time neither is issuing comparable ratings, then a comparable rating of another nationally recognized rating agency);

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by an internationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6)                                 interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Collateral” means the (i) Issuer Share Collateral, (ii) the UPCB Loan Collateral, (iii) the Deed of Covenant Collateral, (iv) the UPCB Fee Letter Collateral, (v) the UPC Expenses Agreement Collateral, (vi) the Bank Account Collateral and (vii) any other rights, property and assets over which security is granted to secure the Notes pursuant to the Notes Security Documents.

“Clearstream” means Clearstream Banking, S.A.

“common depositary” means The Bank of New York Mellon as common depositary until a successor replaces it and thereafter means the successor serving hereunder.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Issuer.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debenture” means the debenture dated the Issue Date between the Issuer and the Security Agent.

“Deed of Covenant” means the deed of covenant dated the Issue Date by and among the Issuer, UPC Broadband Holding and UPC Financing, substantially in the form of the deed attached as Annex C to the Offering Memorandum.

“Deed of Covenant Collateral” means the Issuer’s rights under the Deed of Covenant.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit B.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in this Indenture as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disposal Proceeds” means certain proceeds of asset disposals with which UPC Broadband Holding and UPC Financing are required to prepay, or procure the prepayment of (in either case, unless otherwise waived in accordance with the provisions of the UPC Broadband Holding Bank Facility), the Additional Facilities under the UPC Broadband Holding Bank Facility pursuant to the terms of the UPC Broadband Holding Bank Facility.

“Early Redemption Event” means voluntary prepayment of all or any portion of the Finco Loan by UPC Broadband Holding pursuant to Clause 7.3 (Voluntary Prepayment) of the UPC Broadband Holding Bank Facility.

“euro” or “€” means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“European Union” means the European Union as of the Issue Date, including Austria, Belgium, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Financial Indebtedness” has the meaning ascribed thereto in the UPC Broadband Holding Bank Facility as in effect on the Issue Date.

“Finco Loan” means any loan advanced by the Issuer to UPC Financing pursuant to the Finco Accession Agreement.

“Finco Accession Agreement” means the €500 million additional facility accession agreement dated the Issue Date between, among others, the Issuer and UPC Financing, substantially in the form of the agreement attached as Annex B to the Offering Memorandum, and each other accession agreement to the UPC Broadband Holding Bank Facility entered into, among others, the Issuer and UPC Financing in connection with the issuance of Additional Notes under this indenture, in substantially the same form.

“GAAP” means generally accepted accounting principles in the United States (“U.S. GAAP”) as in effect as of the Issue Date or, with respect to Section 4.03, as in effect from time to time. At any time after the Issue Date, the Issuer may elect to apply for all purposes of this Indenture, in lieu of U.S. GAAP, IFRS, and, upon such election, references to GAAP herein will be construed to mean IFRS as in effect at the Issue Date; provided that (1) any such election once made shall be irrevocable (unless (a) such an election was made in order to comply with applicable law with respect to the reporting standards of the Issuer and (b) subsequent to such election, such applicable law is modified or rescinded, and at the time of such modification or rescission, Liberty prepares its consolidated financial statements in accordance with U.S. GAAP), (2) all financial statements and reports to be provided, after such election, pursuant to this Indenture shall be prepared on the basis of IFRS as in effect from time to time (including that, upon first reporting its fiscal year results under IFRS, the Issuer shall restate its financial statements on the basis of IFRS for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of IFRS), and (3) from and after such election, all ratios, computations, and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.07(j)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.07(c), 2.07(d), 2.07(f) or 2.07(h).

“Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of Ireland, Belgium, the Netherlands, France, Germany, any other country that is a member of the European Monetary Union or the United States of America (including any agency or instrumentality thereof), as the case may be, for the payment of which the full faith and credit of such country, as the case may be, is pledged and which are not callable or redeemable at the Issuer’s option.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Financial Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“guarantor” means the obligor under a guarantee.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means the accounting standards issued by the International Accounting Standards Board and its predecessors.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first €500,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Instructions” means Oral Instructions and Written Instructions.

“Interest Payment Date” has the meaning given to it in the Notes.

“Issue Date” means January 20, 2010.

“Issuer” means UPCB Finance Limited and any successor (by merger, consolidation, transfer, conversion of legal form or otherwise) to all or substantially all of its assets.

“Issuer Share Collateral” means all of the issued shares of the Issuer.

“LGE Financing” means Liberty Global Europe Financing B.V.

“Liberty” means Liberty Global, Inc., a Delaware corporation, and any successor (by merger, consolidation, transfer, conversion of legal form or otherwise) to all or substantially all of its assets.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by either party.

“Majority Lenders” has the meaning ascribed thereto in the UPC Broadband Holding Bank Facility as in effect on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Security Documents” means the Share Charge, the Debenture and each other document evidencing the security interests granted over the Collateral and any other agreement or instrument from time to time governing a grant of a security interest permitted under this Indenture to secure the obligations under the Notes.

“obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities or amounts payable under the documentation governing any Financial Indebtedness.

“Offering Memorandum” means the final Offering Memorandum, dated January 13, 2010, relating to the offer of the Initial Notes.

“Officer” of any Director or the Secretary of the Issuer or any equivalent position.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Issuer and/or a member of the UPCH Group (and may include employees of the Issuer or a member of the UPCH Group) and who is acceptable to the Trustee.

“Oral Instructions” means verbal instructions or directions received by the Agents from an Authorized Person or a person reasonably believed by the Agents to be an Authorized Person.

“outstanding” with respect to the Notes has the meaning given to it in Section 2.09.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

“Permitted Issuer Liens” means:

(1)                                 Liens for taxes, assessments or government charges or levies on the assets of the Issuer if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(2)                                 Liens created for the benefit of (or to secure) the Notes (including any Liens granted pursuant to the Notes Security Documents);

(3)                                 Liens granted to the Trustee for its compensation and indemnities pursuant to this Indenture; and

(4)                                 Liens with respect to bankers’ liens, rights of set-off or similar rights or remedies in respect of cash maintained in bank accounts or certificates of deposit.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or other entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Private Placement Legend” means the legend set forth in Section 2.07(j)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redemption Date” means, when used with respect to any Note to be redeemed pursuant to this Indenture, the date fixed for such redemption.

“Regulation S” means Regulation S promulgated under the U.S. Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the U.S. Securities Act.

“Rule 144A” means Rule 144A promulgated under the U.S. Securities Act.

“Rule 903” means Rule 903 promulgated under the U.S. Securities Act.

“Rule 904” means Rule 904 promulgated under the U.S. Securities Act.

“S&P” means Standard and Poor’s Ratings Group.

“SEC” means the United States Securities and Exchange Commission.

“Security Agent” means The Bank of New York Mellon, acting as agent pursuant to this Indenture and the Notes Security Documents or any successor or replacement Security Agent, acting in such capacity.

“Share Capital Account” means the bank account of the Issuer in which the Issuer has deposited the proceeds of its share capital in the amount of US$250.00 and the transaction fee in the amount of US$250.00, and such other amounts as may be deposited from time to time in connection with the issuance of Additional Notes as permitted under this Indenture.

“Share Charge” refers to a charge granted by the Share Trustee in favor of the Security Agent to be dated the issue date of the Notes.

“Share Trustee” means Maples Finance Limited or its successor or assigns as share trustee pursuant to the Shareholder Trust.

“Shareholder Trust” means the trust established under the laws of the Cayman Islands in respect of the issued shares of the Issuer which trust is established pursuant to the Declaration of Trust dated 12 January, 2010.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Financial Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Financial Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Transaction Documents” means the Finco Accession Agreement, the UPCB Fee Letter, the Deed of Covenant and the UPC Expenses Agreement collectively.

“Trustee” means The Bank of New York Mellon until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“UPC Broadband Holding” means UPC Broadband Holding B.V. and any successor (by merger, consolidation, transfer, conversion of legal form or otherwise) to all or substantially all of its assets.

“UPC Broadband Holding Bank Facility” means the Senior Secured Credit Facility Agreement dated January 16, 2004 (as amended on May 10, 2006, December 11, 2006, April 16, 2007, April 30, 2009 and June 9, 2009) between UPC Broadband Holding, the obligors listed therein, Toronto Dominion (Texas) LLC, as facility agent, and TD Bank Europe Limited as security agent.

“UPC Exchange Transaction” means an exchange offer by UPC Broadband Holding or UPC Financing pursuant to which one or more series of UPC Qualified Notes are offered in exchange for all outstanding Notes issued under this Indenture; provided that (i) no Default or Event of Default has occurred and is continuing at the time any such exchange offer is made or would result therefrom, (ii) Holders of a majority in aggregate principal amount of the outstanding Notes have elected to participate in such offer, (iii) for each €1,000 in principal amount of Notes tendered and accepted, each Holder tendering such Notes will receive €1,000 in principal amount of UPC Qualified Notes, (iv) the exchange offer complies with Rule 14e-1 under the Exchange Act and any other applicable securities law or regulation, (v) UPC Broadband Holding or UPC Financing accepts for exchange all Notes tendered in such exchange offer and issues the relevant UPC Qualified Notes in exchange therefor and (vi) the exchange offer is open to all Holders of the Notes on substantially similar terms.

“UPC Expenses Agreement” means the expenses agreement dated January 13, 2010 by and among LGE Financing and the Issuer.

“UPC Expenses Agreement Collateral” means the Issuer’s rights under the UPC Expenses Agreement (excluding the Issuer’s rights to be indemnified in respect of fees, costs, expenses and any other amounts payable to parties that do not benefit from the security interests in the Collateral).

“UPC Financing” means UPC Financing Partnership and any successor (by merger, consolidation, transfer, conversion of legal form or otherwise) to all or substantially all of its assets.

“UPCB Facility Agent” means Toronto Dominion (Texas) LLC, acting as facility agent pursuant to the UPC Broadband Holding Bank Facility or any successor or replacement UPCB Facility Agent, acting in such capacity.

“UPCB Fee Letter” means the fee letter agreement dated the Issue Date by and among the Issuer and UPC Financing relating to the payment of certain fees to the Issuer by UPC Financing.

“UPCB Fee Letter Collateral” means the Issuer’s rights under the UPCB Fee Letter.

“UPCB Group” means UPC Broadband Holding and its Subsidiaries and includes UPC Financing.

 “UPCB Lender” and “UPCB Lenders” means a lender or lenders under the UPC Broadband Holding Bank Facility from time to time.

“UPCB Loan Collateral” means the Issuer’s rights to and benefit in the Finco Loan (including all rights of the Issuer as a UPCB Lender under the UPC Broadband Holding Bank Facility and the Finco Accession Agreement).

“UPCB Loans” means advances extended to UPC Financing and/or UPC Broadband Holding under the UPC Broadband Holding Bank Facility.

“UPCB Loan Documents” means the UPC Broadband Holding Bank Facility and any other agreements designated a “finance document” under the UPC Broadband Holding Bank Facility.

“UPCB Security Agent” means TD Bank Europe Limited, acting as security agent pursuant to the UPC Broadband Holding Bank Facility or any successor or replacement UPCB Security Agent, acting in such capacity.

“UPCB Tax Event” means occurrence of optional prepayment of the Finco Loan pursuant to Clause 7.9(a)(i) (Right of prepayment and cancellation in relation to a single Lender) of the UPC Broadband Holding Bank Facility.

 “UPCH Group” means UPC Holding and its Subsidiaries.

“UPC Holding” means UPC Holding B.V. and any successor (by merger, consolidation, transfer, conversion of legal form or otherwise) to all or substantially all of its assets.

“UPC Qualified Notes” means senior notes issued by UPC Broadband Holding or UPC Financing; provided that (i) such senior notes will be guaranteed and secured to the same extent that other senior Financial Indebtedness of UPC Broadband Holding existing on the date of the UPC Exchange Transaction is guaranteed or secured; provided that in any event such senior notes will be secured to the same extent as UPC Broadband Holding’s senior Financial Indebtedness existing on the Issue Date, (ii) the Financial Indebtedness incurred under such senior notes is permitted to be incurred pursuant to the terms and conditions of any other Financial Indebtedness of UPC Holding and its Subsidiaries outstanding upon consummation of the UPC Exchange Transaction, (iii) the terms and conditions of such senior notes (other than with respect to pricing and redemption) and the indenture governing such senior notes shall be substantially similar to, and in any event no less favorable to the Holders of Notes than, the terms and conditions contained in the indentures governing the senior notes of UPC Holding outstanding on the date of the UPC Exchange Transaction, (iv) the interest rate applicable to each series of such senior notes shall not be less than the interest rate applicable to the series of Notes for which they are exchanged, (v) all amounts due and owing on such senior notes will be payable in the same currency as the Notes for which they are exchanged, (vi) the redemption provisions of such senior notes will have at least the remaining call protection applicable to the Notes for which they are exchanged, (vii) the Stated Maturity of such senior notes will be no later than the Stated Maturity of the Notes, and (viii) the exchange offer is not conditioned upon Holders of the Notes consenting to any amendment to the terms of the Notes or this Indenture.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, as amended, and the rules and regulations promulgated pursuant thereto.

“Written Instructions” means any written notices, directions or instructions received by the Agents from an Authorized Person or from a person reasonably believed by the Agents to be an Authorized Person.

Section 1.02          Other Definitions.

Defined in
Term	Section

“Additional Amounts”	4.19
“Additional Facility Commitments”	9.01
“Asset Sale Offer”	4.10
“Asset Sale Offer Amount”	3.10
“Asset Sale Offer Period”	3.10
“Asset Sale Purchase Date”	3.10
“Authentication Order”	2.02

Defined in
Term	Section

“Authorized Agent”	12.09
“Change of Control”	4.15
“Commitments”	9.01
“Event of Default”	6.01
“Exchange Date”	6.08
“Exchange Triggering Event”	6.08
“Irish Paying Agent”	2.03
“Issuer Tax Event”	4.19
“Judgment Currency”	12.07
“New Lender”	6.08
“Noteholder Consent”	9.01
“Novation Certificate”	6.08
“Paying Agent”	2.03
“Payor”	4.19
“Register”	2.03
“Registrar”	2.03
“Regular Record Date”	2.04
“Relevant Taxing Jurisdiction”	4.19
“Required Currency”	12.07
“Taxes”	4.19
“Tax Redemption Date”	3.09
“Transparency Directive Agent”	2.03
“UPCB Event of Default”	6.01
“UPC Broadband Holding Bank Facility Decision”	9.01

Section 1.03          Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the TIA, the provision (but only such provision) is incorporated by reference in and made a part of this Indenture as if this Indenture was required to be qualified under the TIA, and the mandatory provisions of the TIA that are required to govern indentures qualified under the TIA shall not be incorporated by reference herein unless specifically referred to herein.

The following TIA terms used in this Indenture have the following meanings:

(1)                                 “indenture securities” means the Notes;

(2)                                 “indenture security Holder” means a Holder of a Note;

(3)                                 “indenture to be qualified” means this Indenture;

(4)                                 “indenture trustee” or “institutional trustee” means the Trustee; and

(5)                                 “obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them in this Indenture.

Section 1.04          References to UPC Broadband Holding Bank Facility

Whenever this Indenture refers to the numbered clauses or sections of the UPC Broadband Holding Bank Facility, such reference shall be to such clauses or sections as numbered on the Issue Date and, in the event the UPC Broadband Holding Bank Facility is amended or supplemented after the Issue Date, such reference shall be to any substantially similar clause or section after such amendment or supplement whether numbered the same or differently after such amendment or supplement.

Section 1.05          Rules of Construction

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command;

(6)                                 provisions apply to successive events and transactions; and

(7)                                 references to sections of or rules under the U.S. Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.

THE NOTES

Section 2.01          Form and Dating

(a)           Global Notes.  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, duly executed by the Issuer, and authenticated by the Trustee as hereinafter provided.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, by the Registrar or the Principal Paying Agent to reflect exchanges, repurchases, redemptions and transfers of interests therein, in accordance with the terms of this Indenture.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Ownership of interests in the Global Notes will be limited to Participants and Indirect Participants.  Book-Entry Interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by the Depositary and its Participants.  The Applicable Procedures shall be applicable to Book-Entry Interests in Global Notes.

Except as set forth in Section 2.07(a), the Global Notes may be transferred, in whole and not in part, only to a nominee or a successor of the Depositary.

(b)           Definitive Registered Notes.  Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture.

(c)           Book-Entry Provisions.  Neither Participants nor Indirect Participants shall have any rights either under this Indenture or under any Global Note held on their behalf by the Depositary.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

(d)           Note Forms.  The Global Notes and the Definitive Registered Notes shall be issuable only in registered form, substantially in the forms set forth as Exhibit A and Exhibit B hereto, respectively.  The Notes shall be issued without coupons and only in denominations of at least €50,000 and in integral multiples of €1,000 in excess thereof.

(e)           Additional Notes.  From time to time after the Issue Date the Issuer may issue Additional Notes under this Indenture.  Any Additional Notes issued as provided for herein will be treated as a single class and as part of the same series as the Initial Notes for all purposes (including voting) under this Indenture.  As a condition to issuance of Additional Notes by the Issuer pursuant to this Indenture, UPC Financing will enter into one or more accession agreements under the UPC Broadband Holding Bank Facility, each of which will constitute a Finco Accession Agreement for purposes of this Indenture and related documents. The proceeds of any such Additional Notes will be loaned to UPC Financing pursuant to a loan under such Finco Accession Agreement, each such loan will constitute a “Finco Loan” for purposes of this Indenture and related documents. Consideration for any Additional Notes may be paid in cash, in exchange for existing UPCB Loans or otherwise.

(f)            Dating.  Each Note shall be dated the date of its authentication.

Section 2.02          Execution and Authentication

At least one Officer of the Issuer must sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated or at any time thereafter, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Authenticating Agent.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Authenticating Agent shall authenticate Notes on the Issue Date in an aggregate principal amount of €500,000,000, upon receipt of an authentication order signed by at least one Officer of the Issuer directing the Authenticating Agent to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (an “Authentication Order”).  The Authenticating Agent shall authenticate Additional Notes upon receipt of an Authentication Order relating thereto.  Each Note shall be dated the date of its authentication.

The Trustee may authenticate Notes as the Issuer’s Authenticating Agent.  The Trustee may appoint an additional Authenticating Agent or Agents acceptable to the Issuer to authenticate Notes.  Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  Such Authenticating Agent shall have the same rights as the Trustee in any dealings hereunder with any of the Issuer’s Affiliates.

Notes authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated hereunder by the Trustee, and every reference in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be subject to acceptance by the Issuer and shall at all times be a corporation organized and doing business under, or licensed to do business pursuant to, the laws of the United States of America (including any State thereof or the District of Columbia) or a jurisdiction in the European Union and authorized under such laws to act as Authenticating Agent, subject to supervision or examination by governmental authorities, if applicable.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 2.02, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 2.02.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided that such corporation shall be otherwise eligible under this Section 2.02, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and the Issuer.  Each of the Trustee and the Issuer may at any time terminate the agency of an Authenticating Agent by giving written notice of the termination to that Authenticating Agent and the Issuer or the Trustee, as the case may be.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent ceases to be eligible in accordance with the provisions of this Section 2.02, the Trustee may appoint a successor Authenticating Agent acceptable to the Issuer.  Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all of the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 2.02.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 2.02.

If an Authenticating Agent is appointed with respect to the Notes pursuant to this Section 2.02, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certification of authentication, an alternative certificate of authentication in the following form:

“This is one of the Notes referred to in the within-mentioned Indenture.

[NAME OF AUTHENTICATING AGENT], as Authenticating Agent

By:
Authorized Signatory”

In authenticating the Notes hereunder, the Trustee or the Authenticating Agent, as applicable, shall be entitled to receive and shall be fully protected in relying upon (i) an Opinion of Counsel substantially to the effect that (A) the Notes are in the form contemplated by this Indenture and (B) this Indenture and such Notes have been duly authorized, executed, issued and delivered by the Issuer and constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (ii) an Officer’s Certificate stating, to the best knowledge of the signer of such certificate, that no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Notes shall have occurred and be continuing.

Section 2.03           Registrar and Paying Agent

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange and where Notes may be presented for payment (each, a “Paying Agent”).  For so long as the Notes are admitted to the official list of the Irish Stock Exchange and trading on its Global Exchange Market and its rules so require, the Issuer will also maintain such an office or agency in Dublin (the “Irish Paying Agent”).  If, after the Issue Date, the Principal Paying Agent becomes obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes, the Issuer will also maintain such office or agency in another member state of the European Union (including any country which becomes a member state of the European Union after the Issue Date) where a Paying Agent would not be obliged to withhold or deduct such tax.

The Issuer will also maintain a registrar (the “Registrar”) and one or more transfer agents.  The Registrar and the transfer agents will maintain a register (the “Register”) reflecting ownership of Notes outstanding from time to time and will make payments on and facilitate transfers of Definitive Registered Notes on behalf of the Issuer.  Each transfer agent shall perform the functions of a transfer agent.

The parties hereto acknowledge that the Issuer has appointed The Bank of New York Mellon, at One Canada Square, London E14 5AL, United Kingdom, as the Principal Paying Agent, Registrar and Transfer Agent with respect to the Notes.  The Issuer acknowledges that The Bank of New York Mellon has accepted such appointment.  In addition, the Issuer has appointed The Bank of New York Mellon, London Branch as the Transparency Directive Agent (the “Transparency Directive Agent”) and acknowledges that The Bank of New York Mellon, London Branch has accepted such appointment.  So long as The Bank of New York Mellon and The Bank of New York Mellon, London Branch serve in such capacities, Section 7.07 shall apply to them as if they were Trustee hereunder.

The Issuer may appoint one or more additional Paying Agents and the term “Paying Agent” shall include any such additional Paying Agent, as applicable.  Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or transfer agent and the Issuer may act as the Paying Agent; provided, however, that in no event may the Issuer act as Principal Paying Agent or appoint a Principal Paying Agent in any member state of the European Union where the Principal Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes unless the Principal Paying Agent would be so obliged if it were located in all other member states.

The Issuer shall notify the Trustee of the name and address of any Agent appointed after the Issue Date.  If the Issuer fails to maintain a Registrar or a Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

Any Notice to be given under this Indenture or under the Notes by the Trustee or the Issuer to the Holders shall be mailed by first-class mail to each Holder of Notes at their address as it appears at the time of such mailing in the Register.

Section 2.04           Holders to Be Treated as Owners; Payments of Interest

(a)           Except as otherwise ordered by a court of competent jurisdiction or required by applicable law, the Issuer, the Paying Agents, the Registrar, the Trustee and any agent of the Issuer, any Paying Agent, the Registrar or the Trustee may deem and treat the Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal, premium or interest on such Note and for all other purposes (including voting and consents and enforcement of the Notes Security Documents); and neither the Issuer, any Paying Agent, the Registrar, the Trustee nor any agent of the Issuer, any Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary.  All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any Note.

(b)           Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or the Agents from giving effect to any written certification, proxy or other authorization furnished to Euroclear, Clearstream or their nominees or impair, as between Euroclear, Clearstream, its nominees, the Participants or any other person, the operation of customary practices of such persons governing the exercise of the rights of a Holder.

(c)           A Holder of a Note at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.13.  The term “Regular Record Date” as used with respect to any Interest Payment Date for the Notes shall mean the date specified as such in the Notes.

Section 2.05           Paying Agent to Hold Money

Each Paying Agent shall hold for the benefit of the Holders or the Trustee all money received by the Paying Agent for the payment of principal, premium, interest or Additional Amounts on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment.  Money held in trust by a Paying Agent need not be segregated (other than when the Issuer acts as a Paying Agent), except as required by law, and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder.  The Issuer at any time may require each Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may, if such a Default has occurred and is continuing, require any Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed.  Upon making such payment, the relevant Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06           Holder Lists

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.07           Transfer and Exchange

(a)           Transfer and Exchange of Global Notes.

(1)           The Global Notes may not be transferred except as a whole by a Depositary to a Common Depositary or a nominee of such Common Depositary, by a Common Depositary or a nominee of such Depositary to such Depositary or to another nominee or Common Depositary of such Depositary, or by such Common Depositary or Depositary or any such nominee to a successor Depositary or Common Depositary or a nominee thereof.

(2)           Global Notes will be exchanged by the Issuer for Definitive Registered Notes (A) if the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days; (B) in whole, but not in part, if the Issuer or the Depositary so requests following an Event of Default; or (C) if the holder of a Book-Entry Interest requests such exchange in writing delivered through the Depositary following an Event of Default.

Upon the occurrence of any of the preceding events in clauses (A) through (C) above, the Issuer shall issue or cause to be issued Definitive Registered Notes in such names as the relevant Depositary shall instruct the Trustee.

(3)           Global Notes may also be exchanged or replaced, in whole or in part, as provided in Section 2.08 and Section 2.11.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.08 or Section 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note (including a Definitive Registered Note), other than as provided in this Section 2.07(a).

(b)           General Provisions Applicable to Transfers and Exchanges of the Notes.  Transfers of Book-Entry Interests in the Global Notes (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note) shall require compliance with this Section 2.07(b), as well as one or more of the other following subparagraphs of this Section 2.07, as applicable.

In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Trustee and the Principal Paying Agent must receive:  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participants’ accounts to be debited with such decrease and credited with such increase, as applicable.

In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note, the Principal Paying Agent and the Registrar must receive:  (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the Depositary to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book-Entry Interest, the Trustee and the Principal Paying Agent must receive (i) a written order directing the Depositary to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture, the Principal Paying Agent or the Registrar, as specified in this Section 2.07, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Depositary to reflect such increase or decrease in its systems.

(c)           Transfer of Book-Entry Interests in a Regulation S Global Note to Book-Entry Interests in a 144A Global Note.  A Book-Entry Interest in the Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the 144A Global Note, only if the transfer complies with the requirements of Section 2.07(b) above and the Trustee receives a certificate to the effect set forth in Exhibit C hereto, including the certification in item (1) thereof.

Upon the receipt of such certificate and the orders and instructions required by Section 2.07(b), the Trustee shall (i) instruct the common depositary to deliver, or cause to be delivered, the Global Notes to the Trustee for endorsement and upon receipt thereof, decrease Schedule A to the Regulation S Global Note and increase Schedule A to the 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the common depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

(d)           Transfer of Book-Entry Interests in a 144A Global Note to Book-Entry Interests in a Regulation S Global Note.  A Book-Entry Interest in the 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the Regulation S Global Note only if the transfer complies with the requirements of Section 2.07(b) above and the Trustee receives a certificate from the holder of such Book-Entry Interest in the form of Exhibit C hereto, including the certifications in item (2) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Trustee shall (i) instruct the common depositary to deliver, or cause to be delivered, the Global Notes to the Trustee for endorsement and, upon receipt thereof, increase Schedule A to the Regulation S Global Note and decrease Schedule A to the 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the common depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

(e)           Transfer of Book-Entry Interests in Global Notes to Definitive Registered Notes.  A holder of a Book-Entry Interest in a Global Note may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note if the transfer complies with the requirements of Section 2.07(a) and Section 2.07(b) above and:

(1)           in the case of a transfer by a holder of a Book-Entry Interest in a Global Note to a QIB in reliance on Rule 144A, the Trustee shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(2)           in the case of a transfer by a holder of a Book-Entry Interest in a Global Note in reliance on Regulation S, the Trustee shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Trustee shall (i) instruct the common depositary to deliver, or cause to be delivered, the relevant Global Note to the Trustee for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such transfer; (ii) thereafter, return the Global Note to the common depositary, together with all information regarding the Participant accounts to be debited in connection with such transfer; and (iii) deliver to the Registrar the instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer.  The Registrar shall cause all Definitive Registered Notes issued in connection with a transfer pursuant to this Section 2.07(e) to bear the Private Placement Legend.

The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02, the Authenticating Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred and registered and in the names set forth in the instructions received by the Registrar.

(f)            Transfer of Definitive Registered Notes to Book-Entry Interests in Global Notes.  Any Holder of a Definitive Registered Note may transfer such Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note only if:

(1)           in the case of a transfer by a holder of Definitive Registered Note to a person who takes delivery thereof in the form of a Book-Entry Interest in the Regulation S Global Note, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(2)           in the case of a transfer by a holder of Definitive Registered Notes to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

Upon satisfaction of the foregoing conditions, the Registrar shall (i) deliver the Definitive Registered Notes to the Trustee for cancellation pursuant to Section 2.12; (ii) record such transfer on the Register; (iii) instruct the common depositary to deliver (A) in the case of a transfer pursuant to Section 2.07(f)(1), the Regulation S Global Note and (B) in the case of a transfer pursuant to Section 2.07(f)(2), the 144A Global Note; (iv) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such transfer; and (v) thereafter, return the Global Notes to the common depositary, together with all information regarding the Participant accounts to be credited in connection with such transfer.

(g)           Exchanges of Book-Entry Interests in Global Notes for Definitive Registered Notes.  A holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for a Definitive Registered Note if the exchange complies with the requirements of Section 2.07(a) and Section 2.07(b) above and the Trustee receives the following:

(1)           if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Regulation S Definitive Registered Note, a

certificate from such holder in the form of Exhibit D hereto, including the certifications in items (a) thereof;

(2)           if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a 144A Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto including the certifications in item (a) thereof.

Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Trustee shall (i) instruct the common depositary to deliver, or cause to be delivered, the relevant Global Note to the Trustee for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange; (ii) thereafter, return the Global Note to the common depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such exchange.  The Registrar shall cause all Definitive Registered Notes issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.07(g) to bear the Private Placement Legend.

The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02, the Authenticating Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and registered and in the names set forth in the instructions received by the Registrar.

(h)           Exchanges of Definitive Registered Notes for Book-Entry Interests in Global Notes.  Any Holder of a Definitive Registered Note may exchange such Note for a Book-Entry Interest in a Global Note if such exchange complies with Section 2.07(b) above and the Registrar receives the following documentation:

(1)           if the Holder of a 144A Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a 144A Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (b) thereof; or

(2)           if the Holder of a Regulation S Definitive Registered Notes proposes to exchange such Notes for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (b) thereof.

Upon satisfaction of the foregoing conditions, the Trustee shall (i) cancel such Note pursuant to Section 2.12; (ii) record such exchange on the Register; (iii) endorse Schedule A to such Global Note to reflect the increase in principal amount resulting from such exchange; and (iv) thereafter, return the Global Note to the common depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange.

(i)            Transfer of Definitive Registered Notes for Definitive Registered Notes.  Any Holder of a Definitive Registered Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.07(b) above and the Registrar receives the following additional documentation:

(1)           in the case of a transfer by a Holder pursuant to Regulation S, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; or

(2)           in the case of a transfer by a Holder of Definitive Registered Notes to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof.

Upon the receipt of any Definitive Registered Note, the Trustee shall cancel such Note pursuant to Section 2.12 and complete and deliver to the Issuer (i) in the case of a transfer pursuant to Section 2.07(i)(1), a Regulation S Definitive Registered Note and (ii) in the case of a transfer pursuant to Section 2.07(i)(2), a 144A Definitive Registered Note.  The Registrar shall cause all Definitive Registered Notes issued in exchange in connection with a transfer pursuant to this Section 2.07(i) to bear the Private Placement Legend.

The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02, the Authenticating Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Definitive Registered Notes so transferred and registered in the names set forth in the instructions received by the Registrar.

(j)            Legends.

(1)           Private Placement Legend.  The following legend shall appear on the face of all Notes issued under this Indenture, unless the Issuer determines otherwise in compliance with applicable law:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) EXCEPT TO (A) QUALIFIED INSTITUTIONAL BUYERS IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144A OR (B) PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT; OR (III) TO THE ISSUER, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THIS LEGEND.

BY ACCEPTING THIS NOTE (OR AN INTEREST IN THE NOTES REPRESENTED HEREBY) EACH ACQUIRER AND EACH TRANSFEREE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE

TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTES OR ANY INTEREST THERE IN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (“CODE”), APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS); (2) NEITHER ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THE NOTES, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE NOTES, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE PURCHASER AND HOLDER IN CONNECTION WITH THE NOTES AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THE NOTES; AND (3) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE.”

(2)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE; (II) THE TRUSTEE

MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE; AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE.”

(k)           Cancellation.  At such time as all Book-Entry Interests have been exchanged for Definitive Registered Notes or all Global Notes have been redeemed or repurchased, the Global Notes shall be returned to the Trustee for cancellation in accordance with Section 2.12.

(l)            General Provisions Relating to Registration of Transfers and Exchanges.  To permit registration of transfers and exchanges, the Issuer shall execute and the Authentication Agent shall authenticate Global Notes and Definitive Registered Notes upon the Issuer’s order in accordance with the provisions of Section 2.02.

(1)           No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any taxes, duties or governmental charge payable in connection therewith (other than any such taxes, duties or governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 4.10, 4.15 and 9.06).

(2)           All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

(3)           The Issuer shall not be required to register the transfer of or, to exchange, Definitive Registered Notes (A)  for a period beginning at the opening of business 15 days before any Redemption Date and ending at the close of business on the Redemption Date; (B) for a period beginning at the opening of business 15 days immediately prior to the date fixed for selection of Notes to be redeemed in part, and ending at the close of business on the date on which such Notes are selected; (C) for a period of 15 days before any Regular Record Date with respect to any Interest Payment Date or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with an Asset Sale Offer.

(4)           As soon as practicable after delivering any Global Note or Definitive Registered Note, the Registrar shall supply to the Trustee and the Agents all relevant details of the Notes delivered.

(5)           The Issuer shall not be required to register the transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The Trustee shall have no responsibility for any actions or omissions of either Euroclear or Clearstream.

Section 2.08           Replacement Notes

(a)           If any mutilated Note is surrendered to a Paying Agent, the Registrar or the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Authenticating Agent, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s and/or the Authenticating Agent’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge for their expenses in replacing a Note, including reasonable fees and expenses of counsel.  In the event any such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

(b)           The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or stolen Notes.

(c)           Every replacement Note issued pursuant to this Section 2.08 is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09           Outstanding Notes

The Notes outstanding at any time are all the Notes authenticated by the Authenticating Agent except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding.  Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a).

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

Section 2.10           Treasury Notes

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.11           Temporary Notes

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Authenticating Agent, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.12           Cancellation

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes.  Certification of the destruction of all canceled Notes will be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13           Defaulted Interest

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14           Common Code and ISIN Number

The Issuer in issuing the Notes may use a “Common Code” number or an “ISIN” number, and if so, such Common Code and/or ISIN number shall be included in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the Common Code and/or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer will promptly notify the Trustee and each Agent of any change in the Common Code and/or ISIN number.

Section 2.15           Deposit of Moneys

Prior to 12:00 p.m. (London time) on the Business Day prior to each Interest Payment Date, the maturity date of the Notes, each Redemption Date and each payment date relating to an Asset Sale Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, the Issuer shall deposit (or cause to be deposited) with the Principal Paying Agent in immediately available funds money in euro sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date, Redemption Date, the payment date relating to an Asset Sale Offer, or Business Day, as the case may be.  All such payments so made to the Principal Paying Agent, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any Note.  Subject to receipt of such funds by such time, the Principal Paying Agent and each Paying Agent shall remit such payment in a timely manner to the Holders on such Interest Payment Date, maturity date, Redemption Date, the payment date relating to an Asset Sale Offer, or Business Day, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01           Notices to Trustee

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth:

(1)           the clause of this Indenture pursuant to which the redemption shall occur;

(2)           the Redemption Date and the record date;

(3)           the principal amount of Notes to be redeemed; and

(4)           the redemption price.

Section 3.02           Selection of Notes to Be Redeemed or Purchased

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis except:

(1)           if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, as provided to it by the Issuer; or

(2)           if otherwise required by law.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of €50,000 in original principal amount or less will be redeemed in part.  The Trustee will not be liable for selections made by it in accordance with this paragraph.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notices of redemption may not be conditional. The Trustee will not be liable for selections made by it in accordance with this paragraph.

If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note, as applicable. On or after the Redemption Date, interest shall cease to accrue on the Notes or portions of the Notes which have been redeemed on such Redemption Date.

For Global Notes which are held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. So long as any Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, any such notice to the Holders of the relevant Notes will also be published in a newspaper having a general circulation in Ireland and, in connection with any redemption, the Issuer (or UPC Broadband Holding on behalf of the Issuer) will notify the Irish Stock Exchange of any change in the principal amount of Notes outstanding.

Section 3.03           Notice of Redemption

Subject to the provisions of Section 3.07, at least 30 days but not more than 60 days before a Redemption Date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture pursuant to Article 11.

The notice will identify the Notes to be redeemed and will state:

(1)                                  the Redemption Date and the record date;

(2)                                  the redemption price;

(3)                                  the Common Code and/or ISIN number(s), if any;

(4)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(5)                                  the name and address of the Paying Agent;

(6)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7)                                  that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(8)                                  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9)                                  that no representation is made as to the correctness or accuracy of the Common Code and/or ISIN number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04           Effect of Notice of Redemption

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05           Deposit of Redemption or Purchase Price

One Business Day prior to the Redemption Date or repurchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or repurchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date or repurchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or repurchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or repurchase is not so paid upon surrender for redemption or repurchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date or repurchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06           Notes Redeemed or Repurchased in Part

Upon surrender of a Note that is redeemed or repurchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07           Optional Redemption

(a)           Except as set forth in Section 3.07(b), Section 3.08, Section 3.09 and Section 3.10, the Notes are not redeemable until January 15, 2015.

(b)           Subject to Section 3.08, at any time prior to January 15, 2015, upon the occurrence of an Early Redemption Event, the Issuer will redeem an aggregate principal amount of the Notes equal to the principal amount of the Finco Loan prepaid in such Early Redemption Event, upon not less than 30 days nor more than 60 days’ notice in amounts of €50,000 and in integral multiples of €1,000 in excess thereof, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium (calculated as of a date no more than three Business Days prior to the date of the relevant redemption notice) as of, and accrued and unpaid interest and Additional Amounts, if any to, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c)           Subject to Section 3.08, on or after January 15, 2015, upon the occurrence of an Early Redemption Event, the Issuer will redeem an aggregate principal amount of the Notes equal to the principal amount of the Finco Loan prepaid in such Early Redemption Event, upon not less than 30 days nor more than 60 days’ notice in amounts of €50,000 and in integral multiples of €1,000 in excess thereof, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on January 15 of the years set out below:

Year	Percentage
2015	103.813%
2016	102.542%
2017	101.271%
2018 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(d)           If the optional Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

(e)           Any redemption pursuant to this Section 3.07 shall be made subject to and in accordance with the terms of the UPC Broadband Holding Bank Facility and the Finco Accession Agreement and pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08           Special Optional  Redemption in connection with a UPC Exchange Transaction

(a)           At any time following the Issue Date and subject to its compliance with the UPC Broadband Holding Bank Facility and the other agreements to which it is subject, UPC Broadband Holding or UPC Financing may at its option initiate a UPC Exchange Transaction, pursuant to which it will make an offer to all Holders of the Notes to exchange their Notes for senior secured notes issued by UPC Broadband Holding or UPC Financing.

(b)           Notwithstanding Section 3.07, no premium Applicable Premium or other premium set forth in Section 3.07(c) shall be payable in connection with an Early Redemption Event that is made following the completion of the UPC Exchange Transaction in accordance with the terms of this Indenture, provided that the Issuer has given notice of such prepayment not later than three Business Days prior to the completion of the UPC Exchange Transaction and such prepayment is made on the completion of the UPC Exchange Transaction.

(c)           In the event the Issuer elects to redeem the Notes in accordance with Section 3.07 and Section 3.08 upon completion of the UPC Exchange Transaction, the Issuer shall redeem all, but not less than all, of the Notes issued under this Indenture not exchanged in the UPC Exchange Transaction on the date of the prepayment of the Finco Loan pursuant to Section 3.08(a) and Section 3.08(b) above, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

Section 3.09           Redemption for Changes in Withholding Taxes

Upon the occurrence of an Early Redemption Event effected at any time following the occurrence of an Issuer Tax Event (as defined in Section 4.19), or a UPCB Tax Event, the Issuer may redeem the Notes, in whole, but not in part, at its discretion at any time upon not less than 30 days nor more than 60 days’ notice (which notice will be irrevocable) and given in accordance with Section 3.03 at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, then due on the Notes redeemed to the applicable Redemption Date (a “Tax Redemption Date”) (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date), if, in the case of an Issuer Tax Event only, on the next date on which any amount would be payable in respect of the Notes, the Issuer has or would be required to pay Additional Amounts as a result of:

(1)           any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of the Relevant Taxing Jurisdiction affecting taxation; or

(2)           any change in official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), and the Issuer cannot avoid any such payment obligation taking reasonable measures available. For this purpose, reasonable measures shall not include the Issuer changing or moving jurisdictions.

In the case of an Issuer Tax Event, the Issuer shall not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Notwithstanding the foregoing, the Issuer may not redeem the Notes under Section 3.09 if the Relevant Taxing Jurisdiction changes under this Indenture and the Issuer is obligated to pay any Additional Amounts as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder), or any change in official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, of the then current Relevant Taxing Jurisdiction which, at the time such Relevant Taxing Jurisdiction became the applicable Tax Jurisdiction under this Indenture, was publicly announced or formally proposed. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Opinion of Counsel to the effect that there has been such change or amendment. In addition, before the Issuer publishes or mails notice of redemption of the Notes as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer taking reasonable measures (for this purpose, reasonable measures shall not include the Issuer changing or moving jurisdictions) available to it (a) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist.

The Trustee is entitled to accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of Notes.

The foregoing provisions regarding redemption for changes in withholding taxes will apply mutatis mutandis to any successor to the Issuer after such successor person becomes a party to this Indenture.

Section 3.10           Offer to Purchase by Application of Available Disposal Proceeds

In the event that, pursuant to Section 4.10(a), the Issuer elects to make an Asset Sale Offer, it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Available Disposal Proceeds stated in such notice at an offer price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, which offer price will be payable in cash in accordance with this Section 3.10 in a principal amount of €50,000 and in integral multiples of €1,000 in excess thereof.

The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”).  No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuer will purchase the principal amount of Notes required to be purchased pursuant to this Section 3.10 and Section 4.10 (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes validly tendered in response to the Asset Sale Offer.

If the Asset Sale Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)                                  that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10(a) and the length of time the Asset Sale Offer will remain open;

(2)                                  the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

(3)                                  that any Note not tendered or accepted for payment will continue to accrue interest;

(4)                                  that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Asset Sale Purchase Date;

(5)                                  that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of €50,000 and in integral multiples of €1,000 in excess thereof;

(6)                                  that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

(7)                                  that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)                                  that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Asset Sale Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of €50,000 and in integral multiples of €1,000 in excess thereof, will be purchased); and

(9)                                  that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Asset Sale Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions of Notes so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes so validly tendered and not properly withdrawn, in each case in a principal amount of €50,000 and in integral multiples of €1,000 in excess thereof.  The Issuer will deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10 and Section 4.10.  The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Sale Offer Period) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Authenticating Agent, upon delivery of an Officer’s Certificate, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of €50,000 and in integral multiples of €1,000 in excess thereof.  Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer will publicly announce the results of the Sale Offer on the Asset Sale Purchase Date.

The Issuer will comply with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.10 and Section 4.10 by virtue of such compliance.

Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.11           Open Market Purchases of UPCB Loans

In the event that any member of the UPCH Group makes any offer to purchase or otherwise acquires any UPCB Loans (whether through a tender offer process or other process) at a price below the relevant prevailing market price for such UPCB Loans, and such offer includes all or a portion of the Finco Loan held by the Issuer, the Issuer shall make a contemporaneous offer to purchase the Notes on substantially similar terms as the offer to purchase UPCB Loans; provided:

(1)           in no event will Holders of Notes be required to participate in any such offer;

(2)           the consideration offered to Holders of Notes will not be less than the consideration they would have received as UPCB Lenders in connection with such offer to purchase UPCB Loans; and

(3)           UPC Broadband Holding and/or the Issuer shall have confirmed to the Trustee that such purchases will not result in taxable income for the Issuer, including upon the extinguishment of Indebtedness in connection therewith, or that UPC Broadband Holding or LGE Financing will have agreed to pay such income tax payable.

Prior to undertaking any such repurchases, one or more members of the UPCH Group will enter into arrangements providing for the payment of any fees and expenses incurred in connection with any such offer.

ARTICLE 4.
COVENANTS

Section 4.01           Payment of Notes

(a)           The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Principal Paying Agent, if other than the Issuer, holds as of 10:00 a.m. (London time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium and Additional Amounts, if any, and interest then due.

(b)           The Issuer shall pay interest (including post-petition interest in any proceeding under any insolvency, bankruptcy, reorganization or other similar law) on overdue principal and premium at the rate equal to 2.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace period) at the same rate to the extent lawful.

(c)           The Issuer will direct the UPCB Facility Agent and/or UPC Financing to make all payments owing to the Issuer under the Finco Loan, the UPC Broadband Holding Bank Facility and the Finco Accession Agreement to the Principal Paying Agent for payment of the amounts owing under the Notes and this Indenture in accordance with the terms of this Indenture.

Section 4.02           The Maintenance of Office or Agency

The Issuer shall maintain the offices and agencies specified in Section 2.03.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03           Information

(a)           For so long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, the Issuer shall, during any period in which it is neither subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner or to the Trustee for delivery to such holder, beneficial owner or prospective purchaser, in each case upon the request of such holder, beneficial owner, prospective purchaser or Trustee, the information satisfying the requirements of Rule 144A(d)(4) under the U.S. Securities Act.

(b)           Upon receipt from UPC Broadband Holding or the UPCB Facility Agent of any report or other information pursuant to the terms of or in respect of any UPC Broadband Holding Bank Facility, the Issuer will promptly (and in any event, within three

Business Days of receipt) deliver any such report or other information to the holders of Notes. In the event such reports or other information are furnished by or at the direction of UPC Broadband Holding or the UPCB Facility Agent to “public” UPCB Lenders via an Internet website or an electronic information provider, the Issuer shall procure that the Trustee, the Holders of the Notes and holders of Book-Entry Interests are granted access to such website or electronic information supplier in order to receive such reports or other information at the same time as other “public” UPCB Lenders.

(c)           The Issuer will provide to the Trustee and will post by website (or make similar disclosure) and shall make available to potential investors in the Notes, within 150 days after the end of each fiscal year ending subsequent to the Issue Date, the audited consolidated balance sheets of the Issuer as of the end of the two most recent fiscal years (or such shorter period as the Issuer has been in existence) and audited consolidated income statements and statements of cash flow of Issuer for the three most recent fiscal years (or such shorter period as the Issuer has been in existence), in each case prepared in accordance with GAAP, including appropriate footnotes to such financial statements and a report of the independent auditors on the financial statements.

Section 4.04           Compliance Certificate

(a)           The Issuer is required to deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that, in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default, and further stating whether or not the signers know of any Default that occurred during such period.

(b)           The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee within 30 days after the occurrence of any Default or Event of Default, a statement specifying such Default or Event of Default and the action that is being taken in respect of such Default or Event of Default. The Issuer, UPC Broadband Holding and LGE Financing will notify promptly the Issuer, the Trustee, the Holders of Notes and the holders of Book-Entry Interests in the Notes upon becoming aware of any breach (or other event that would constitute or would be reasonably likely to result in a default) under the UPC Broadband Holding Bank Facility, the Finco Accession Agreement, the UPCB Fee Letter, the Deed of Covenant or the UPC Expenses Agreement.

Section 4.05           Taxes

The Issuer will pay prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06           Stay, Extension and Usury Laws

The Issuer agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07           Limitation with Respect to Business Activities of the Issuer

Notwithstanding anything contained in this Indenture to the contrary:

(1)           the Issuer shall not engage in any business activity or undertake any other activity, except any activity (A) relating to the offering, sale, or issuance of the Notes and the lending or otherwise advancing of the proceeds thereof to the UPCB Group and any other activities in connection therewith; (B) undertaken with the purpose of, and directly related to, fulfilling any other obligations or enforcing any rights under this Indenture, the Finco Loan, the Finco Accession Agreement and any Notes Security Document to which it is a party or any other document relating to the Notes or the Deed of Covenant, the UPC Expenses Agreement, or the UPCB Fee Letter; (C) undertaken as investments in the Finco Loan or cash and Cash Equivalents; or (D) directly related or reasonably incidental to the establishment and/or maintenance of the Issuer’s corporate existence;

(2)           the Issuer shall not take any action which would cause it to no longer satisfy the requirements of an available exemption from the provisions of the U.S. Investment Company Act of 1940, as amended;

(3)           the Issuer shall not (A) incur any Financial Indebtedness other than as expressly permitted by Section 4.07(1); (B) guarantee any obligations of any other Person; (C) issue any shares (other than shares issued to the Share Trustee on or prior to the date of this Indenture); (D) incur any Liens (other than Permitted Issuer Liens); or (E) deposit additional amounts in its Share Capital Account (other than amounts deposited in connection with the issuance of Additional Notes);

(4)           for so long as any Notes are outstanding, the Issuer shall not commence or take any action or facilitate a winding-up, liquidation, dissolution or other analogous proceeding;

(5)           the Issuer shall not amend its constitutive documents in any manner which would adversely affect the rights of Holders of the Notes in any material respect;

(6)           except as otherwise provided in this Indenture, the Issuer shall take all actions necessary and within its power to prohibit the transfer of the issued shares in the Issuer by the Share Trustee, except to the extent set forth in Article 6;

(7)           the Issuer shall not merge, consolidate, amalgamate or otherwise combine with or into any Person or sell, transfer, lease or otherwise dispose of any material property or assets to any Person (other than any sale or other disposal of property or assets in connection with the incurrence of a Permitted Issuer Lien, following any enforcement action or as otherwise expressly permitted by this Indenture);

(8)           the Issuer shall use all reasonable efforts to: (A) maintain books and records separate from any other Person or entity; (B) maintain its accounts separate from those of any other Person or entity; (C) not commingle its assets with those of any other entity; (D) conduct its own business in its own name; (E) observe all corporate formalities; (F) maintain an arms’-length relationship with any Affiliates; (G) maintain separate financial statements; (H) pay its own liabilities out of its own funds (other than those contemplated under the Finco Loan, the Finco Accession Agreement, the UPCB Fee Letter and the UPC Expenses Agreement and any related or similar agreement); (I) use separate stationery; (J) hold itself out as a separate entity; and (K) correct any known misunderstanding regarding its separate identity;

(9)           the Issuer (A) shall not take any action that would impair any security interests over the Collateral benefiting the Notes in any material respect (other than Permitted Issuer Liens) and (B) shall take all actions (including making all filings and registrations) that may be necessary for the purpose of the creation, perfection, protection or maintenance of any Collateral subject to any Notes Security Document;

(10)         the Issuer will use all amounts received (other than amounts not corresponding to required payments under the Notes) under any Finco Loan for application towards amounts payable under the Notes; and

(11)         the Issuer will not grant any waiver or agree to any amendment or waive any rights under any of the Transaction Documents, except in compliance with Article 9.

Section 4.08           [Reserved]

Section 4.09           [Reserved]

Section 4.10           Application of Available Disposal Proceeds

(a)           If and to the extent (1) there are any Available Disposal Proceeds for prepayment of the Finco Loan pursuant Clause 7.6 (Mandatory prepayment from disposal proceeds) of the UPC Broadband Holding Bank Facility and the Deed of Covenant and (2) to the extent UPC Broadband Holding and UPC Financing elect, at their option, to cause the Issuer to make an Asset Sale Offer pursuant to the UPC Broadband Holding Bank Facility and the Deed of Covenant, UPC Financing shall prepay the Finco Loan in an amount equal to the aggregate principal amount of the Notes tendered in such Asset Sale Offer not to exceed the amount of the Available Disposal Proceeds, and following receipt by the Issuer of notice from UPC Broadband Holding delivered pursuant to Clause 2.1(a) of the Deed of Covenant, the Issuer shall, within five Business Days after receipt of such notice, make an offer to all Holders of the Notes (an “Asset Sale Offer”) pursuant to Section 3.10.

Pursuant to the Deed of Covenant, UPC Broadband Holding and UPC Financing agree to pay (or procure the payment of) an amount of Finco Loan equal to the lesser of (i) the Available Disposal Proceeds and (ii) the aggregate principal amount of Notes tendered in such Asset Sale Offer, and the Issuer shall accept for purchase an equal aggregate principal amount of the Notes in such Asset Sale Offer, in each case, pursuant to the Deed of Covenant and this Indenture.

The Issuer and the Trustee shall promptly notify UPC Broadband Holding of the aggregate principal amount of Notes tendered in such Asset Sale Offer.  If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of the Available Disposal Proceeds, the Trustee shall select the Notes to be purchased as set forth in Section 3.10.

(b)           If and to the extent UPC Broadband Holding and UPC Financing elect not to cause the Issuer to make an Asset Sale Offer pursuant to Section 4.10(a), UPC Broadband Holding and UPC Financing shall prepay the Finco Loan in an amount equal to the Available Disposal Proceeds, plus accrued and unpaid interest on the Finco Loan to the date of prepayment and shall give not less than ten Business Days’ notice of any such prepayment to the Issuer pursuant to the Deed of Covenant and this Indenture.

Following receipt of prepayment of the Finco Loan pursuant to the preceding paragraph, the Issuer shall promptly redeem an aggregate principal amount of the Notes equal to Available Disposal Proceeds at a redemption price in cash equal to the redemption price that would be payable if such Notes were redeemed on such date pursuant to Section 3.07, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

Section 4.11           [Reserved]

Section 4.12           [Reserved]

Section 4.13           [Reserved]

Section 4.14           Maintenance of the Existence of the Issuer

The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with the its constitutional documents (as the same may be amended from time to time) and the rights (contractual and statutory), licenses and franchises of the Issuer.

In addition, the Issuer agrees that, except as set forth under Article 6, it will not register any transfer of its issued shares by the Share Trustee.

Section 4.15           Redemption Upon a Change of Control

Upon the occurrence of mandatory prepayment of any or all of the Finco Loan following a “Change of Control” (as defined under Clause 7.4 (Change of Control) of the UPC Broadband Holding Bank Facility), the Issuer will redeem the corresponding aggregate principal amount of the Notes, subject to and in accordance with the notice provisions of the UPC Broadband Holding Bank Facility, at a redemption price equal to 101% of the principal amount of Notes redeemed plus accrued and unpaid interest and Additional Amounts, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date.

Pursuant to the UPC Broadband Holding Bank Facility, upon the occurrence of a Change of Control, the UPCB Loans (including the Finco Loan) will only become due and payable if the Majority Lenders so require, and the Issuer, as a UPCB Lender, shall be entitled to vote the Finco Loan in accordance with Section 9.01.

Section 4.16           Minimum Period for Consent under Loan Documents

In the event that the Issuer, as a UPCB Lender, is eligible or required to vote (or otherwise consent) with respect to any request by any member of the UPCB Group for any waiver, amendment or supplement to any UPCB Loan Document or any other determination to be made by the UPCB Lenders, the Issuer shall procure the agreement from the applicable member of the UPCB Group that the period during which the Issuer, as a UPCB Lender, will be eligible to validly vote (or otherwise consent) with respect to any such waiver, amendment, supplement or determination will not be less than 15 Business Days from the date when written request for such waiver, amendment or supplement is first made to the UPCB Lenders. The Issuer will distribute to Holders of the Notes, all holders of Book-Entry Interests in a Global Note or otherwise make available (including through the facilities of Euroclear and Clearstream) all documents related to any such waiver, amendment, supplement or other determination distributed to the Issuer as a UPCB Lender, including all documentation necessary to enable the holders of Notes to vote in the manner set forth in Article 9, within three Business Days after the date when written request for such waiver, amendment or supplement is first made to the UPCB Lenders.

Section 4.17           Payments for Consent

(a)           The Issuer will not, and will procure that no member of the UPCB Group will, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any UPCB Lender for or as an inducement to any consent, waiver or amendment under any UPCB Loan Document which is subject to the consent of Majority Lenders or all UPCB Lenders unless:

(1)           such consideration is also offered to be paid to the Issuer (as a UPCB Lender); and

(2)           if the Issuer consents, waives or agrees to such consent, waiver or amendment in accordance with Section 9.01 in the time frame set forth in the solicitation documents relating thereto (including any amendment or supplement thereto), the Issuer is paid such consideration. The Issuer will promptly pay any such consideration received by it to all consenting Holders of Notes on a pro rata basis.

(b)           The Issuer will not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver, amendment or supplement of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver, amendment or supplement.

Section 4.18           Amendments to Loan Documents to be applied equally to all UPCB Lenders

The Issuer shall procure that no member of the UPCB Group will amend, waive or supplement any UPCB Loan Document requiring the consent of Majority Lenders or all UPCB Lenders to amend, waive or supplement, unless such amendment, waiver or supplement applies to all UPCB Lenders; provided, this covenant will not apply to:

(a)       any such amendment, waiver or supplement that does not adversely affect the rights of the Issuer or the Holders of the Notes in any material respect;

(b)       any amendment, waiver or supplement consented to by Holders of a majority in aggregate principal amount of the then outstanding Notes in compliance with Section 9.03 as if such amendment, waiver or supplement were subject to the majority consent provisions described thereunder; or

(c)           such amendment, waiver or supplement has been consented to by the requisite UPCB Lenders (as determined in accordance with the UPC Broadband Holding Bank Facility), including the Issuer, but irrespective of whether the Issuer, acting on the instructions of the holders of the Notes in accordance with the terms of this Indenture, has voted in favor of the waiver, consent or amendment.

Section 4.19           Additional Amounts

All payments made by the Issuer or any successor thereto (a “Payor”) on the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by the official interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)          the Cayman Islands or any political subdivision or governmental authority thereof or therein having power to tax;

(2)           any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(3)           any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the Notes (an “Issuer Tax Event”), including payments of principal, redemption price, interest or premium, the Payor will make such deduction or withholding, make payment of the amount so withheld to the Relevant Taxing Jurisdiction and pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the Notes, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(a)          any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner and the Relevant Taxing Jurisdiction imposing such Taxes (other than the mere ownership or holding of such Note or enforcement of rights thereunder or under this Indenture or the receipt of payments in respect thereof);

(b)           any Taxes that would not have been so imposed but for the failure of the Holder or beneficial owner of such Note to make a declaration of non-residence or any other claim or filing for exemption to which it is entitled after receiving reasonable written notices, provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes and (y) within a reasonable period of time prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant Holder at that time has been notified (in accordance with the procedures set forth in this Indenture) by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made;

(c)           any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30-day period);

(d)           any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest on the Notes;

(e)           any estate, inheritance, gift, sale, transfer, personal property, capital gains, excise or similar tax, assessment or other governmental charge;

(f)            any withholding or deduction imposed on a payment to an individual and required to be made pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the

ECOFIN meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive; or

(g)           any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant Note to another Paying Agent in a member state of the European Union.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (a) to (g) inclusive of this Section 4.19.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies (or, if certified copies are not available despite reasonable efforts of the Payor, other evidence of payment reasonably satisfactory to the Trustee) to each Holder. The Payor will attach to each certified copy (or other evidence) a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Notes upon request and will be made available at the offices of the Irish Listing Agent if the Notes are then listed on the Irish Stock Exchange.

Wherever mentioned in this Indenture or the Notes in any context: (1) the payment of principal, (2) purchase prices in connection with a redemption or purchase of Notes, (3) interest, or (4) any other amount payable on or with respect to the Notes, such reference will be deemed to include payment of Additional Amounts as described under this Section 4.19 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

In the event the Payor is required to pay Additional Amounts, pursuant to the terms of the UPC Expenses Agreement, LGE Financing will pay to the Payor an amount in cash equal to such Additional Amounts to enable the Payor to make such payment.

The obligations of this Section 4.19 regarding withholding taxes will survive any termination, defeasance or discharge of this Indenture.

Section 4.20           Maintenance of Rating

The Issuer shall use its reasonable best efforts to maintain a rating of the Notes by Moody’s and S&P, provided that, in the event either Moody’s or S&P is no longer available to rate the Notes, the Issuer shall use its reasonable best efforts to maintain a rating of the Notes with another “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g(2)) under the U.S. Securities Act, such that in each case at least two “nationally recognized statistical rating organization” rate the Notes. For as long as the Notes are so rated, the Issuer shall furnish Moody’s and S&P or such other nationally recognized statistical rating organization from time to time with any and all documents, instruments, information and undertakings that may be necessary in accordance with Moody’s and S&P or such other nationally recognized statistical rating organization’s normal requirements in respect of the Notes.

Section 4.21           Further Instruments and Acts

Upon request of the Trustee, but without an affirmative duty on the Trustee to do so, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.22           Maintenance of Listing

The Issuer will use its reasonable best efforts to list and maintain the listing of the Notes on the Irish Stock Exchange for so long as the Notes are outstanding; provided, however, that if at any time the Issuer is unable to list the Notes on the Irish Stock Exchange or if maintenance of such listing becomes unduly burdensome, it will, prior to the delisting of the Notes from the Irish Stock Exchange, use its reasonable best efforts to list and maintain a listing of the Notes on another internationally recognized stock exchange.

ARTICLE 5.

THE FINCO LOAN AND LIMITED RECOURSE OBLIGATIONS

Section 5.01           The Finco Loan

On the Issue Date, the Issuer shall enter into the Finco Accession Agreement with UPC Financing and UPCB Facility Agent to accede to the UPC Broadband Holding Bank Facility as a UPCB Lender and, shall advance the gross proceeds of the issuance of the Initial Notes together with fees payable to it by UPC Broadband Holding under the UPCB Fee Letter to fund a Finco Loan borrowed under an Additional Facility under the UPC Broadband Holding Bank Facility.  The principal amount of the Initial Notes, the maturity date, the interest rate and currency, among other terms, shall be identical to the corresponding provisions of the Finco Loan.

Section 5.02           Limited Recourse Obligations

The obligations of the Issuer under this Indenture, the Notes and the Notes Security Documents to which it is a party shall be limited as set forth in this Indenture. All payments to be made by the Issuer under this Indenture (including any Additional Amounts), the Notes and the Notes Security Documents to which it is a party will be made only from and to the extent of such sums received or recovered by or on behalf of the Issuer, the Trustee or the Security Agent under the Collateral, including the Issuer’s right under the UPC Broadband Holding Bank Facility and the Transaction Documents and none of the Trustee, the Security Agent, the Principal Paying Agent, the Registrar, the Authenticating Agent and the Transparency Directive Agent or the Holders of Notes will have any further recourse to the Issuer in respect thereof in the event that the amount due and payable by the Issuer under this Indenture, the Notes and the Notes Security Documents exceeds the amounts so received or recovered under the Collateral, including the Issuer’s right under the UPC Broadband Holding Bank Facility and the Transaction Documents.

Notwithstanding any provision in this Indenture, the Notes, the Notes Security Documents or otherwise to the contrary, the obligations of the Issuer to the Trustee, the Security Agent, the Principal Paying Agent, the Registrar, the Authenticating Agent and the Transparency Directive Agent and the Holders of the Notes under this Indenture, the Notes and the Notes Security Documents shall be limited to the proceeds of the realization of the Collateral as applied in accordance with the provisions of Section 6.11. Having realized all the Collateral in accordance with the Notes Security Documents and distributed the net proceeds thereof in accordance with this Indenture, none of the Trustee, the Security Agent, the Principal Paying Agent, the Registrar, the Authenticating Agent and the Transparency Directive and the Holders of the Notes may take any further steps to recover any sum still unpaid in respect of the Notes, this Indenture or any of the Notes Security Documents or otherwise and all obligations of and claims against the Issuer in respect of any such sum due but still unpaid shall be extinguished and shall not revive.

In addition, Holders of the Notes shall not have a direct claim on the cash flow or assets of any member of the UPCB Group and no member of the UPCB Group will have any obligation, contingent or otherwise, to pay amounts due under the Notes, or to make funds available to the Issuer for those payments, other than the obligations of UPC Financing to make payments to UPCB Lenders under the UPC Broadband Holding Bank Facility and the Finco Accession Agreement.

The provisions of this Section 5.02 shall survive the termination of this Indenture.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01           Events of Default

Each of the following is an “Event of Default”:

(1)           default for three Business Days in the payment when due of interest on the Notes;

(2)           default for one Business Day in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)           failure by the Issuer to comply with its obligations under clauses (4), (5), (7) and (11) of Section 4.07, Section 4.14  and Section 4.16;

(4)           failure by the Issuer for 28 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with any of the agreements in this Indenture (other than those described in Section 6.01(1), Section 6.01(2) and Section 6.01(3)) or the Notes;

(5)           breach by the Issuer or the Share Trustee of any material representation or warranty in any Notes Security Document to which it is a party, the repudiation by the Issuer or the Share Trustee of any of its obligations under any Notes Security Document to which it is a party or the unenforceability for any reason against the Issuer or the Shareholder Trust of any Notes Security Document to which it is a party;

(6)

(A)          there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Issuer bankrupt or insolvent, or seeking moratorium, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its respective properties, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(B)           the Issuer commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or files for or has been granted a moratorium on payment of its debts or files for bankruptcy or is declared bankrupt;

(C)           the Issuer consents to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency or proceeding against it;

(D)          the Issuer files a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law (other than a solvent reorganization for purposes of transferring assets among the Issuer),

(E)           the Issuer (i) consents to the filing of such petition or the appointment of, or taking possession by, a administrator, custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or of any substantial part of its properties, (ii) makes an assignment for the benefit of creditors or (iii) admits in writing its inability to pay its debts generally as they become due,

(F)           the whole or any substantial part of the assets of the Issuer has been placed under administration, or

(G)           the Issuer takes any corporate action in furtherance or any such actions in sub-clauses (B) through (F) of Section 6.01(6); or

(7)           (a) failure by any party thereto for 28 days to comply with any of the agreements in the Deed of Covenant, the UPC Expenses Agreement or the UPCB Fee Letter or (b) the repudiation by any party thereto of any of its obligations under any of the Deed of Covenant, the UPC Expenses Agreement or the UPCB Fee Letter, the unenforceability for any reason against any party thereto of the Deed of Covenant, the UPC Expenses Agreement or the UPCB Fee Letter or any breach by any party thereto of any material representation or warranty in the Deed of Covenant, the UPC Expenses Agreement or the UPCB Fee Letter; or

(8)           (a) the occurrence of a UPCB Event of Default that is continuing or (b) any breach by UPC Broadband Holding or UPC Financing of any material representation or warranty or any agreement in the Finco Accession Agreement.

For purposes of Section 6.01(8), “UPCB Event of Default” means an “Event of Default” as defined in the UPC Broadband Holding Bank Facility (including the Finco Accession Agreement) as then in effect.

Section 6.02           Acceleration

In the case of an Event of Default under Section 6.01(6), with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default (other than any Event of Default described in Section 6.01(8)) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Section 6.03           Other Remedies

Whether or not the Notes are accelerated pursuant to Section 6.02, if any Event of Default (other than any Event of Default described in Section 6.01(8)) occurs and is continuing, any Lien over the Collateral granted under any Notes Security Document will become enforceable; provided however, if an Event of Default as described in Section 6.01(8) occurs and is continuing, any Lien over the (i) UPCB Loan Collateral, (ii) Deed of Covenant Collateral, and (iii) UPC Expenses Agreement Collateral granted under any Notes Security Document will become enforceable. If such Lien over the Collateral becomes enforceable, the Trustee or Security Agent may at its discretion and shall if so requested in writing by Holders representing at least 25% of the principal amount of the Notes then outstanding enforce such Lien in any manner permitted by the Notes Security Documents, including taking possession of, appointing a receiver in respect of and/or realizing all or any part of the Collateral.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest, Additional Amounts or premium, if any, on, or the principal of, the Notes (other than a payment default resulting from an acceleration that has been rescinded).

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or other security satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.05           Control by Majority

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06           Limitation on Suits

The Trustee and/or the Security Agent will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes unless such holders have offered to the Trustee and/or the Security Agent indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right provided under Section 6.07 to receive payment of principal, premium, if any, or interest or Additional Amounts (if any) when due, no Holder of a Note may pursue any remedy (other than the exchange of Notes for UPCB Exchange Loans pursuant to Section 6.08) with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee and/or the Security Agent to pursue the remedy;

(3)           such Holders have offered the Trustee and/or the Security Agent security or indemnity satisfactory to it against any loss, liability or expense;

(4)           the Trustee and/or the Security Agent has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)           the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee and/or the Security Agent a direction that in the opinion of the Trustee is inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07           Rights of Holders of Notes to Receive Payment

Notwithstanding any other provision of this Indenture (but always subject to the provisions of Section 5.02 and Section 6.13), the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holders of not less than 90% in aggregate principal amount of the Notes.

Section 6.08           Exchange of Notes for UPCB Loans

Upon the occurrence of an Event of Default under this Indenture which is continuing (an “Exchange Triggering Event”), a Holder of Notes may exchange all or part of its Notes (including in connection with a transfer to a third party) into a like aggregate principal amount of Finco Loan equal to the aggregate principal amount of Notes so exchanged, in each case, plus accrued interest up to but not including the day of exchange (each, a “UPCB Exchange Loan”), subject to the following procedures and conditions:

(1)           the date specified for exchange (the “Exchange Date”) shall be a date to be agreed between the Issuer and the exchanging Holder of Notes, provided that the Issuer’s consent to any Exchange Date from such exchanging Holder will not be unreasonably withheld;

(2)           on or prior to the Exchange Date, Notes to be exchanged will be delivered to a Paying Agent or Registrar for cancellation;

(3)           the Issuer or the Trustee and/or Security Agent promptly will deliver to the UPCB Facility Agent an executed a “Novation Certificate” (as defined in the UPC Broadband Holding Bank Facility) designating such Holder (or any Person designated by such Holder) as the “New Lender” (as defined in the UPC Broadband Holding Bank Facility) in respect of such UPCB Exchange Loan;

(4)           the UPCB Exchange Loan will be denominated in the same currency as the Notes exchanged;

(5)           in consideration of the exchange of such Notes for the UPCB Exchange Loan, each of the Issuer, the Holder of Notes and the Trustee and/or Security Agent hereby agrees to assign any right that such person may be entitled to pursuant to the terms of the UPC Broadband Holding Bank Facility to Pre-Transfer Accrued Interest (as defined in the UPC Broadband Holding Bank Facility) on such Finco Loan transferred, and the Issuer will direct the UPCB Facility Agent to pay such Pre-Transfer Accrued Interest to such holder on the next date on which interest is payable under such Finco Loan; and

(6)           the aggregate principal amount of Notes being exchanged on any Exchange Date by a Holder is at least €100,000.

UPC Broadband Holding has irrevocably consented to the transfer to any Holder of Notes each UPCB Exchange Loan exchanged for Notes pursuant to the terms of Section 6.08 and each subsequent transfer of such UPCB Exchange Loan, subject to minimum transfer amounts as set forth in the Finco Accession Agreement and other requirements of a UPCB Lender under the UPC Broadband Holding Bank Facility.

Section 6.09           Collection Suit by Trustee

If an Event of Default specified in Section 6.01(1) or Section 6.01(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.10           Trustee May File Proofs of Claim

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11           Priorities

All moneys received by the Trustee or the Security Agent under this Indenture, the Notes or any Notes Security Document shall be held by the Trustee or the Security Agent, as applicable, in trust to apply them:

First:            to the Trustee, the Security Agent, their respective agents and attorneys for amounts due to any of them under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:        to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:           to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.

Section 6.12           Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.13           Non Petition

Each of the Trustee, the Security Agent, the Principal Paying Agent and the Registrar and each Holder of the Notes agrees that its rights against the Issuer under this Indenture and the Notes will be limited to the extent that it will not take any action or proceedings against the Issuer to recover any amounts due and payable by the Issuer to it under this Indenture, the Notes or the Notes Security Documents  except as expressly permitted by the provisions of this Indenture, the Notes and the Notes Security Documents. Each of the Trustee, the Security Agent, the Principal Paying Agent, each Authenticating Agent, the Irish Transfer and Paying Agent  and the Registrar and each Holder of the Notes further agrees that it will not, and in the case of a Holder of the Notes will not request that the Trustee or the Security Agent on its behalf, petition a court for, or take any other action or commence any proceedings for, the liquidation or winding-up of the Issuer or any other bankruptcy or insolvency proceedings with respect to the Issuer. The provisions of this Section 6.13 shall survive the termination of this Indenture.

ARTICLE 7.

TRUSTEE

Section 7.01           Duties of Trustee

(a)           If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or Section 6.05.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           In no event shall the Trustee or any other entity of The Bank of New York Mellon Group be liable for any Losses arising to the Trustee or any other entity of The Bank of New York Mellon Group receiving or transmitting any data from any Issuer, any Authorized Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or e-mail.

Section 7.02           Rights of Trustee

(a)           The Trustee and each agent acting on its instructions may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit).

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer in Article 4.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (i) any Event of Default occurring pursuant to Section 6.01(1) or Section 6.01(2) (provided it is acting as Paying Agent); and (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification.  Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(h)           The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by The Bank of New York Mellon in each of its capacities hereunder and by The Bank of New York Mellon, London Branch and each agent, custodian and other person employed to act hereunder.  Absent willful misconduct or negligence, each Paying Agent and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(j)            The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(k)           The Trustee shall not be liable for any consequential loss (being loss of business, goodwill, opportunity or profit of any kind) of the Issuer.

(l)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.

(m)          In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its reasonable opinion, resolved.

(n)           The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(o)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by acts of war or terrorism involving the United States, the United Kingdom or any member state of the European Monetary Union or any other national or international calamity or emergency (including natural disasters or acts of God), it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(p)           The Trustee is not required to give any bond or surety with respect to the performance or its duties or the exercise of its powers under this Indenture or the Notes.

(q)           The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(r)            The parties hereto accept that some methods of communication are not secure and the Trustee or any other entity of The Bank of New York Mellon Group shall incur no liability for receiving instructions via any such non-secure method.  The Trustee or any other entity of The Bank of New York Mellon Group is authorized to comply with and rely upon any such notice, instructions or other communications believed by it to have been sent or given by an Authorized Person or an appropriate party to the transaction (or authorized representative thereof).  The Issuer or authorized officer of the Issuer shall use all reasonable efforts to ensure that instructions transmitted to the Trustee or any other entity of The Bank of New York Mellon Group pursuant to this Indenture are complete and correct.  Any instructions shall be conclusively deemed to be valid instructions from the Issuer or authorized officer of the Issuer to the Trustee or any other entity of The Bank of New York Mellon Group for the purposes of this Indenture.

Section 7.03           Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign as Trustee hereunder.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04           Trustee’s Disclaimer

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05           Notice of Defaults

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06           Reports by Trustee to Holders of the Notes

Within 60 days after it becomes aware of the occurrence of an event described in TIA § 313(a), and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that would comply with TIA § 313(a) as if this Indenture were required to be qualified under the TIA (but if no event described in TIA § 313(a) has occurred, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2) as if this Indenture were required to be qualified under the TIA.

Section 7.07           Compensation and Indemnity

(a)           The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Issuer will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or any supplement or amendment thereto, the Notes, any Notes Security Documents or in any other role performed by The Bank of New York Mellon in relation to the Notes, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder.  The Issuer will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel.  The Issuer need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Issuer under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the satisfaction and discharge of the Issuer’s obligations pursuant to this Indenture and any rejection or termination under any Bankruptcy Law and the satisfaction and discharge of this Indenture.

(d)           To secure the Issuer’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable Bankruptcy Law.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given, to the Trustee in Section 7.07, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder, and by each agent (including The Bank of New York Mellon, London Branch), custodian and other Person employed by the Trustee to act hereunder.

Section 7.08           Replacement of Trustee

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee; or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office; provided that such appointment shall be reasonably satisfactory to the Issuer.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(g)           Notwithstanding any other provision of this Section 7.08, the Trustee shall not resign until either (A) the trust created by this Indenture has been completely liquidated and the proceeds of the liquidation distributed to the Holders, or (B) a successor Trustee, having the qualifications prescribed in Section 7.10, has been designated and has accepted such trusteeship.

Section 7.09           Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10           Eligibility; Disqualification

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof or a jurisdiction in the European Union that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million equivalent as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5) as if this Indenture were required to be qualified under the TIA and who satisfies the requirements of Section 26(a)(1) of the U.S. Investment Company Act of 1940, as amended, and that is not affiliated, as that term is defined in Rule 405 under the U.S. Securities Act, with the Issuer or with any person involved in the organization or operation of the Issuer, which does not offer or provide credit or credit enhancement to the Issuer.  For purposes of this Indenture, the Trustee will be deemed to be subject to TIA § 310(b); provided, however that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of, or certificates of interest or participation in other securities of, the Issuer are outstanding if the requirements for such exclusion as set forth in TIA § 310(b)(1) are met.

Section 7.11           Preferential Collection of Claims Against Issuer

The Trustee will be deemed to be subject to TIA § 311(a) on the same basis as if this Indenture were required to be qualified under the TIA, excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be deemed to be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.

[RESERVED]

ARTICLE 9.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           To the UPC Broadband Holding Bank Facility or the Finco Accession Agreement

(a)           In the event that the Issuer, as a UPCB Lender, is eligible or required to vote (or otherwise consent) (including with respect to any enforcement decision) with respect to any matter arising from time to time under the UPC Broadband Holding Bank Facility or under the Finco Accession Agreement in which all UPCB Lenders are eligible or required to vote (a “UPC Broadband Holding Bank Facility Decision”), the Issuer shall solicit votes (or other consents) from the holders of Notes (each, a “Noteholder Consent”) with respect to such UPC Broadband Holding Bank Facility Decision in accordance with Section 4.16. Upon the expiration of the applicable consent period, the Trustee will inform the UPCB Facility Agent promptly in writing (and in no event more than one Business day) of the results of the Noteholder Consent.

(b)           Pursuant to the the Finco Accession Agreement, the UPCB Facility Agent shall be authorized to apply the Noteholder Consent to the UPC Broadband Holding Bank Facility Decision pursuant to the formula set forth in this Section 9.01(b):

(OLC + BC)	= Threshold Amount
OL

Where:

OLC = aggregate Commitments consenting (other than any Commitments of the Issuer) to such UPC Broadband Holding Bank Facility Decision;

BC = aggregate principal amount of Notes consenting; provided where at least a majority in aggregate principal of Notes that respond to such solicitation provide consent, BC will be deemed to equal the aggregate principal amount of the Notes outstanding and

OL = the aggregate Commitments under the UPC Broadband Holding Bank Facility.

For purposes of Section 9.01, “Commitments” means the aggregate undrawn “Additional Facility Commitments” (as defined in the UPC Broadband Holding Bank Facility) and participations in outstanding Advances (as defined in the UPC Broadband Holding Bank Facility) under the UPC Broadband Holding Bank Facility.

To the extent the Threshold Amount (expressed as a percentage) is greater than or equal to the required percentage of UPCB Lender consents with respect to any UPC Broadband Holding Bank Facility Decision, the UPCB Facility Agent shall be instructed under the Finco Accession Agreement to vote all the Finco Loan in favor of the matter the subject of such UPC Broadband Holding Bank Facility Decision. To the extent the Threshold Amount is less than the required percentage of UPCB Lender consents with respect to any UPC Broadband Holding Bank Facility Decision, the UPCB Facility Agent shall be instructed under the Finco Accession Agreement to vote all the Finco Loan against the matter the subject of such UPC Broadband Holding Bank Facility Decision.

(c)           Except as provided in Section 9.01(d), any provision or term of the Finco Accession Agreement and the UPC Broadband Holding Bank Facility applicable only to the

Finco Loan or to a several right of the Issuer, as UPCB Lender, may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or event of default in respect of, or compliance with, any such provision or term may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(d)                                 Unless consented to by the Holders of at least 90% of the aggregate principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an amendment, supplement or waiver of the Finco Accession Agreement may not (with respect to any Notes held by a non-consenting Holder):

(1)                                  reduce the stated rate of or extend the stated time for payment of interest under the Finco Loan;

(2)                                  reduce any amounts payable in respect of any prepayment of the Finco Loan;

(3)                                  reduce the principal of or extend the Stated Maturity of the Finco Loan;

(4)                                  make the Finco Loan payable in currency other than that stated in the relevant Finco Accession Agreement; or

(5)                                  modify the payment terms of the Finco Accession Agreement.

Section 9.02                                To this Indenture and the Notes Without Consent of Holders of Notes

(a)                                  Notwithstanding Section 9.03 of this Indenture, the Issuer and the Trustee  and/or the Security Agent may amend or supplement this Indenture, the Notes, any Notes Security Document, the Deed of Covenant, the UPCB Fee Letter and the UPC Expenses Agreement without the consent of any Holder of Note to:

(1)                                  cure any ambiguity, defect or inconsistency;

(2)                                  provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                  to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder, to the extent such change would not violate the provisions of this Indenture;

(4)                                  to conform the text of this Indenture, the Notes or any Notes Security Document to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in that Description of the Notes was intended to be a verbatim recitation of a provision of this Indenture, the Notes or any Notes Security Document;

(5)                                  provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date (including with respect to Collateral);

(6)                                  to the extent necessary to allow the Issuer to participate on the same terms as other UPCB Lenders in an offer to purchase or otherwise acquire UPCB Loans by any member of the UPCH Group made in compliance with the requirements set out under Section 3.11;

(7)                                  release any Lien in the Collateral except in accordance with the terms of this Indenture and the Notes Security Documents; or

(8)                                  evidence and provide for a successor Trustee or Security Agent as provided for in this Indenture.

(b)                                 In formulating its opinion on such matters, the Trustee will be entitled to require and rely conclusively on such evidence as it deems appropriate in light of the nature of such amendment or supplement, including an Opinion of Counsel and an Officer’s Certificate in connection with any request of the Issuer to amend this Indenture, the Notes or any Notes Security Document without the consent of any Holder of Notes. In addition, the Issuer shall deliver to the Trustee, and the Trustee shall be entitled to rely conclusively on, an Officer’s Certificate and/or an Opinion of Counsel, in each case, reasonably satisfactory to the Trustee stating that all conditions precedent to such amendment or supplement have been satisfied.

(c)                                  The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.  After an amendment under this Indenture becomes effective, the Issuer is required to mail to the Holders a notice briefly describing such amendment.  For so long as the Notes are listed on the Irish Stock Exchange and the guidelines of such exchange so require, the Issuer will notify the Irish Stock Exchange of any such amendment, supplement and waiver.

(d)                                 Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.03                                To this Indenture and the Notes With Consent of Holders of Notes

Except as provided below in this Section 9.03, the Issuer and the Trustee and/or the Security Agent may amend or supplement this Indenture, the Notes, any Notes Security Document, the Deed of Covenant, the UPCB Fee Letter and the UPC Expenses Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, any Notes Security Document, the Deed of Covenant, the UPCB Fee Letter and the UPC Expenses Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of

Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee will join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental indenture directly adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders of Notes under this Section 9.03 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.03 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  The Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes, any Notes Security Document, the Deed of Covenant, the UPCB Fee Letter and the UPC Expenses Agreement.  However, unless consented to by the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), an amendment, supplement or waiver under this Section 9.03 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                  reduce the principal amount of the Notes whose Holders must consent to an amendment, waiver or other determination;

(2)                                  reduce the stated rate of or extend the stated time for payment of interest or Additional Amounts on any Note;

(3)                                  reduce the principal of or extend the Stated Maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(4)                                  make any Note payable in currency other than that stated in the Note;

(5)                                  impair the right of any holder to receive payment of, premium, if any, principal of or interest or Additional Amounts, if any, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(6)                                  make any change to this Section 9.03; or

(7)                                  impair the right of any Holder of the Notes to exchange its Notes for UPCB Exchange Loans in accordance with Section 6.08

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or UPC Broadband Holding, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or UPC Broadband Holding will be considered as though not outstanding.

Section 9.04                                Revocation and Effect of Consents

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting

Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                                Notation on or Exchange of Notes

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Authenticating Agent shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                                Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amended or supplemental Indenture until the Board of Directors of the Issuer approves it.  In executing any amended or supplemental Indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by or not in breach of this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer (and any guarantor) enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions of this Indenture.

ARTICLE 10.
SECURITY

Section 10.01                          Notes Security Documents

(a)                                  The due and punctual payment of the principal of and premium, interest and Additional Amounts, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Amounts (to the extent permitted by law), if any, on the Notes, and performance of all other monetary obligations of the Issuer to the Holders of Notes or the Trustee under this Indenture, the Notes, according to the terms hereunder or thereunder, are secured as provided in the Notes Security Documents.  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Notes Security Documents as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Security Agent to enter into the Notes Security Documents and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.  The Issuer will deliver to the Trustee copies of all documents delivered to the Security Agent pursuant to the Notes Security Documents.  The Issuer will take, upon request of the Trustee or the Security Agent, any and all actions reasonably required to cause the Notes Security Documents to create and maintain, as security for the Obligations of the Issuer hereunder, a valid and enforceable perfected Lien in and on the relevant Collateral in favor of the Security Agent.

Section 10.02                          Release of Collateral

The Liens created by the Notes Security Documents will be released upon the full and final payment and performance of all obligations of the Issuer under this Indenture and the Notes.

In addition, the Trustee shall, at the request of the Issuer upon having provided the Trustee an Officer’s Certificate certifying compliance with this Section 10.02, release the relevant Collateral pursuant to an appropriate instrument evidencing such release upon satisfaction and discharge of the Notes as provided in Article 11.

Section 10.03                          Authorization of Actions to Be Taken by the Security Agent

Subject to the provisions of Section 7.01 and 7.02, the Security Agent may, at the direction and for the benefit of the Trustee or the requisite Holders, take all actions it deems necessary or appropriate in order to:

(1)                                  enforce any of the terms of the Notes Security Documents; and

(2)                                  collect and receive any and all amounts payable in respect of the obligations of the Issuer hereunder.

The Security Agent, at the direction and for the benefit of the Trustee or the requisite Holders, will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Notes Security Documents or this Indenture, and such suits and proceedings as the Security Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Notwithstanding any other provision of this Indenture, neither the Trustee nor the Security Agent has any responsibility for the validity, perfection, priority or enforceability of any Lien, Collateral, Notes Security Document or other security interest and shall have no obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

Section 10.04                          Authorization of Receipt of Funds by the Security Agent Under the Notes Security Documents

The Security Agent is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Notes Security Documents, and to make further distributions of such funds to the Trustee, for further distribution to the Holders of Notes according to the provisions of this Indenture and the Notes Security Documents.  All such payments to the Security Agent, or upon its order, shall be valid and, to the extent of the same so paid, effective to satisfy and discharge the liability for moneys payable under the Notes, this Indenture and the Notes Security Documents.

Section 10.05                          Waiver of subrogation

The Issuer and each pledgor under the Notes Security Documents agrees that it shall not exercise any right of subrogation in relation to the Holders in respect of any obligations secured pursuant to the Notes Security Documents until payment in full of all obligations secured thereby.

Section 10.06                          Termination of Security Interest

Upon the payment in full of all obligations of the Issuer under this Indenture and the Notes, the Trustee will, at the request of the Issuer, deliver a certificate to the Security Agent stating that such obligations have been paid in full, and instruct the Security Agent to release the Liens pursuant to this Indenture and the Notes Security Documents.

Section 10.07                          Security Agent

(a)                                  By its acceptance thereof, the Trustee, also in the name and on behalf of each Holder of Notes, irrevocably appoints the Security Agent to act as its agent in connection with this Indenture and the Notes Security Documents and for such purposes irrevocably authorizes the Security Agent to take such action and to exercise and carry out all the discretions, authorities, rights, powers and duties as are specifically delegated to the Security Agent under this Indenture and the Notes Security Documents, together with such powers and discretions as are incidental thereto.

(b)                                 The Security Agent agrees that it will hold the security interests in Collateral created under any Notes Security Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, among others, itself, the Trustee and the Holders, without limiting the Security Agent’s rights including under Section 10.04, to act in preservation of the security interest in the Collateral.  The Security Agent will take action or refrain from taking action in connection therewith only as directed by the Trustee.

Section 10.08                          Liability

Neither the Security Agent nor any of its directors, employees or agents shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Indenture or the Notes Security Documents unless caused by its or their negligence or bad faith.  Neither the Security Agent nor any of its officers, directors, employees, attorneys or agents shall be responsible or liable for the existence, genuineness, value or protection of any property securing the Notes. The Security Agent shall not be responsible for any statements, representations or warranties in this Indenture or the Notes Security Documents or for any information supplied or provided or hereafter to be supplied or provided to the Holders of Notes or the Trustee, in respect of any matter relating to this Indenture or the Notes Security Documents or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of such documents or any of the other documents referred to herein or therein, for the creation, perfection, propriety, sufficiency or protection of any security interest under any Notes Security Document, or for any defect or deficiency as to any such matters, or for the recoverability of any of the obligations of the Issuer under this Indenture or the Notes or any of the other sums to become due and payable pursuant hereto, including, for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Notes Security Documents or any delay in doing so.

Section 10.09                          Indemnity

(a)                                  The Issuer will pay to the Security Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Issuer will reimburse the Security Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Security Agent’s agents and counsel.

(b)                                 The Issuer will indemnify the Security Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 10.09) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Security Agent will notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Security Agent to so notify the Issuer will not relieve the Issuer of its obligations hereunder.  The Issuer will defend the claim and the Security Agent will cooperate in the defense.  The Security Agent may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel.  The Issuer need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Issuer under this Section 10.09 and any claim arising hereunder shall survive the resignation or removal of any Security Agent, the satisfaction and discharge of the Issuer’s obligations under this Indenture and any rejection or termination under any Bankruptcy Law.

(d)                                 When the Security Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable Bankruptcy Law.

Section 10.10                          Defaults

The Security Agent shall not be obliged to take any steps to ascertain whether any Default or Event of Default has happened or exists and, until the Security Agent shall have received express notice to the contrary from the Trustee, the Security Agent shall be entitled to assume that no Default or Event of Default has happened or exists.

Section 10.11                          Communications

The Security Agent may conclusively rely upon and will be protected in acting or refraining from acting upon, whether in its original, facsimile or other electronic form, any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person.  The Security Agent need not investigate any fact or matter stated in the document (regardless of whether any such document is subject to any monetary or other limit).

Section 10.12                          Professional Advisers

The Security Agent shall be entitled to obtain and rely on the advice of any professional advisers selected by it given in connection with this Indenture and the Notes Security Documents or any of the matters contemplated hereby or thereby.

Section 10.13                          Own Participation

With respect to its own participations in Notes, the Security Agent shall have the same rights and powers under and in respect of this Indenture and the Notes Security Documents as though it was not also acting as agent for the Holders of the Notes.  The Security Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking or trust business with or for the Issuer and any Affiliate of the Issuer as if it were not the agent and trustee for the Holders of the Notes.

Section 10.14                          Resignation

Subject to the appointment and acceptance of a successor Security Agent as provided below, the Security Agent may resign at any time by giving to the Trustee not less than 30 days’ notice (or such shorter period as the Trustee may agree to) of its intention to do so.  After giving such notice of resignation to the Trustee, the Security Agent shall, after consultation with the Issuer, appoint any internationally reputable bank or financial institution selected by the Trustee as successor Security Agent which is willing and able to act as such agent for the Holders of the Notes.  If no such successor Security Agent selected by the Security Agent shall have accepted such appointment within 30 days after such Security Agent’s giving of notice of resignation then the Trustee shall, after consultation with the Issuer, have the right to appoint such a successor Security Agent.  Any such appointment shall take effect upon (a) notice thereof being given to the Trustee and the Issuer and (b) the resigning Security Agent having assigned to the successor Security Agent any independent rights of the resigning Security Agent in its individual capacity under any of this Indenture, the Notes or the Notes Security Documents by an assignment not constituting a novation of debt and to the extent legally possible not having any negative effect on the Notes Security Documents executed in favor of the resigning Security Agent, the benefit of which shall be explicitly reserved to the successor Security Agent.  Thereafter, the resigning Security Agent shall be discharged from any further obligation under this Indenture and the Notes Security Documents and its successor and each of the other parties hereto and thereto shall have the same rights and obligations inter se as they would have had if such successor had been a party to this Indenture and the Notes Security Documents in place of the resigning Security Agent.  The resigning Security Agent shall make over to its successor all such records as its successor requires to carry out its duties.

Section 10.15                          Removal

The Trustee may remove the Security Agent if:

(1)                                  the Security Agent is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Security Agent under any Bankruptcy Law;

(2)                                  a custodian or public officer takes charge of the Collateral or its property; or

(3)                                  the Security Agent becomes incapable of acting.

Section 10.16                          Enforcement Costs

On the enforcement (whether successful or not) of all or any of the Notes Security Documents, the Security Agent shall be entitled to deduct from the proceeds of each enforcement its costs, charges and expenses incurred in connection with such enforcement together with an amount equal to all sums due to the Security Agent from the Issuer.

Section 10.17                          Further Action

Upon the terms and subject to the conditions of this Indenture and the Notes Security Documents, the Issuer shall use its best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the security interests in the Collateral as contemplated by the Notes Security Documents, including, without limitation, (i) cooperating in the preparation of any required filings under the Notes Security Documents, (ii) making all required filings, notifications, releases and applications and to obtain licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Issuer as are necessary for the grants of security interests contemplated by this Indenture and the Notes Security Documents and to fulfill the conditions of the Notes Security Documents including, without limitation, delivery of title deeds and all other documents of title relating to the Collateral secured by the Notes Security Documents in the manner as provided for therein, (iii) taking any and all action to perfect the security interests in the Collateral as contemplated by this Indenture and the Notes Security Documents, (iv) cooperating in all respects with each other in connection with any investigation or other inquiry, including any proceeding initiated by any Person, in connection with the granting of security interests in the Collateral, (v) keeping the Trustee or Security Agent informed in all material respects of any material communication received by the Issuer from, or given by them to, any governmental authority or any other Person regarding any matters contemplated by the Notes Security Documents or with respect to the Collateral, and (vi) permitting the Trustee or Security Agent to review any material communication given by the Issuer to any such governmental authority or any other Person.

Notwithstanding any other provision of this Indenture, the Trustee and the Security Agent have no responsibility for the validity, perfection, priority or enforceability of any Lien, Collateral, Notes Security Documents or other security interest.

ARTICLE 11.
SATISFACTION AND DISCHARGE

Section 11.01                          Satisfaction and Discharge

(a)                                  This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)                                  either:

(A)                              all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(B)                                (i) all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (y) will become due and payable within one year and (ii) the Issuer or a third party acting on behalf of the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in euro or euro-denominated non-callable Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Financial Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(3)                                  in the case of Section 11.01(1)(B), no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(4)                                  the Issuer has paid or caused to be paid all other amounts payable by it under this Indenture with respect to the Notes; and

(5)                                  the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

(b)                                 In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge has been satisfied.

(c)                                  Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(1)(B), the provisions of Sections 11.02 will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Sections 5.02, 6.13 and 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02                          Application of Trust Money

All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any euro or euro-denominated non-callable Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the euro or euro-denominated non-callable Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12.
MISCELLANEOUS

Section 12.01                          Notices

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer
UPCB Finance Limited
PO Box 1093, Boundary Hall

Cricket Square, Grand Cayman,

KY-1102 Cayman Islands

Facsimile No.:  + 1 345 945 7100
Attention:  The Directors

With a copy to:
Ropes & Gray
5 New Street Square

London EC4A 3BF
United Kingdom
Facsimile No.:  +44 (0)20 3122 1304
Attention:  Jonathan Bloom, Esq.

If to the Trustee:
The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Facsimile No.:  +44 (0)20 7964 2536
Attention:  Corporate Trust Administration

The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications addressed to the Issuer or the Trustee at the addresses set forth in this Section 12.01 (or such other address as may be designated hereunder) (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

For Global Notes which are held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing. So long as any Notes are admitted to the official list of the Irish Stock Exchange and trading on its Global Exchange Market, and to the extent required by the Irish Stock Exchange, the Issuer will provide a copy of all notices to the Irish Stock Exchange.  In addition, to the extent required by the Irish Stock Exchange, for 14 days from the date of the listing particulars relating to the listing of the Notes on the Irish Stock Exchange, copies of the following documents may be obtained, free of charge, during usual business hours at the offices of the Principal Paying Agent: (a) this Indenture (including the form of Notes), the Notes Security Documents, the UPC Broadband Holding Bank Facility, the Finco Accession Agreement, the UPCB Fee Letter, the Deed of Covenant or the UPC Expenses Agreement and (b) any documents furnished to the Trustee pursuant to Section 4.03.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.02                          Communication by Holders of Notes with Other Holders of Notes

Holders may communicate pursuant to TIA § 312(b) as if this Indenture were required to be qualified under the TIA with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c) as if this Indenture were required to be qualified under the TIA.

Section 12.03                          Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)                                  an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.04                          Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.05                          Rules by Trustee and Agents

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.06                          No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or shareholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes, this Indenture and the Notes Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.07                          Judgment Currency

Any payment on account of an amount that is payable in euros (the “Required Currency”), which is made to or for the account of any Holder of the Notes or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), will constitute a discharge of the Issuer’s obligation under this Indenture and the Notes only to the extent of the amount of the Required Currency which such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder of the Notes or the Trustee, as the case may be, the Issuer will indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Section 12.08                          Governing Law

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09                          Submission to Jurisdiction; Appointment of Agent for Service

To the fullest extent permitted by applicable law, the Issuer irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of, or related to, or in connection with (1) this Indenture and the Notes and (2) arising under any U.S. federal or state securities laws and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court.  The Issuer, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding, and the Issuer hereby irrevocably designates and appoints CT Corporation System (the “Authorized Agent”) (whose registered office as of the date hereof is 111 Eighth Avenue, New York, New York 10011, USA), as its authorized agent upon whom process may be served in any such suit or proceeding.  The Issuer represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing.  The Issuer further agrees that service of process upon its Authorized Agent and written notice of said service to the Issuer mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding.  Nothing herein shall affect the right of any person to serve process in any other manner permitted by law.  The Issuer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

The Issuer hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.

The provisions of this Section 12.9 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

Section 12.10                          No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11                          Successors

All agreements of the Issuer in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 12.12                          Severability

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13                          Counterpart Originals

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.14                          Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of January 20, 2010
UPCB FINANCE LIMITED
as Issuer

By:
Name: Authorized Signatory
Title:

(Signature page to Indenture)

THE BANK OF NEW YORK MELLON,
as Trustee, Registrar, Transfer Agent,
Principal Paying Agent and Security Agent

By:
Name: Authorized Signatory
Title:

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Transparency Directive Agent

By:
Name: Authorized Signatory
Title:

(Signature page to Indenture)

EXHIBIT A

FORM OF GLOBAL NOTE

[Face of Global Note]

COMMON CODE:
ISIN:

7 5/8%  Senior Notes due 2020

€

UPCB FINANCE LIMITED
Registered office at PO Box 1093, Queensgate House,

Grand Cayman, KY1-1102 Cayman Islands

UPCB Finance Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands, for value received, promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, acting as common depositary for Clearstream and Euroclear, upon surrender hereof, the principal sum as set forth on Schedule A attached hereto on January 15, 2020 (with such adjustments as are listed in such schedule).

Capitalized terms used herein shall have the same meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Interest Payment Dates:  January 15 and July 15, commencing July 15, 2010.

Regular Record Dates: January 1 and July 1 immediately preceding the related interest payment date.

Additional provisions of this Note are set forth on the other side of this Note.

(Signature pages to follow)

IN WITNESS WHEREOF, UPCB Finance Limited has caused this Note to be signed manually by its duly authorized officer.

Dated:

UPCB FINANCE LIMITED

AS ISSUER

By:
Name:
Title:

Certificate of Authentication

This is one of the Notes referred to

in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON,
  as Trustee

By:
Authorized Signatory

7 5/8% SENIOR NOTES DUE 2020

THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE; (II) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE; AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) EXCEPT TO (A) QUALIFIED INSTITUTIONAL BUYERS IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144A OR (B) PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT; OR (III) TO THE ISSUER, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THIS LEGEND.

BY ACCEPTING THIS NOTE (OR AN INTEREST IN THE NOTES REPRESENTED HEREBY) EACH ACQUIRER AND EACH TRANSFEREE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTES OR ANY INTEREST THERE IN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (“CODE”), APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF

THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS); (2) NEITHER ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THE NOTES, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE NOTES, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE PURCHASER AND HOLDER IN CONNECTION WITH THE NOTES AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THE NOTES; AND (3) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE.

[Back of Global Note]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(i)            INTEREST. UPCB Finance Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), promises to pay interest on the principal amount of this Note at 7 5/8% per annum from the date of issuance until maturity and shall pay the Additional Amounts payable pursuant to Section 4.19 of the Indenture referred to below. The Issuer will pay interest and Additional Amounts semi-annually in arrears on January 15 and July 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                     . The Issuer shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue principal and premium, if any, at a rate that is 2.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(ii)           METHOD OF PAYMENT. The Issuer will pay cash interest on the Notes (except defaulted interest) and Additional Amounts to the Persons who are registered Holders of Notes at the close of business on January 1 and July 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Amounts, if any, and interest at the office or agency of the Issuer maintained for such purpose; provided that, at the option of the Issuer, payment of interest and Additional Amounts with respect to Definitive Registered Notes may be made by check mailed to the Holders at their addresses set forth in the Register of Holders; and provided further that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts on, all Global Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in euro. Holders must surrender Notes to a Paying Agent to collect principal and/or premium payments.

(iii)          PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon will act as Principal Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer may act as Registrar or Paying Agent.

(iv)          INDENTURE. The Issuer issued the Notes under an Indenture, dated as of January 20, 2010 (the “Indenture”), among, inter alia, the Issuer and the Trustee named therein. The terms of the Notes include those stated in the Indenture and the Notes are subject to all such terms of the Indenture. Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(v)           NOTES SECURITY DOCUMENTS. Each Holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture and the Notes Security Documents, as the same may be amended from time to time. Each Holder, by accepting a Note, authorizes and requests the Security Agent to, on such Holder’s behalf, (i)

make all undertakings, representations, offers and agreements of the Security Agent set forth, to the extent applicable, the Notes Security Documents and (ii) take all actions called for to be taken by the Security Agent in the Notes Security Documents. Each Holder, by accepting a Note, authorizes and requests the Security Agent to (i) execute the Notes Security Documents, (ii) make all undertakings, representations, offers and agreements of the Security Agent in the Notes Security Documents and (iii) take all actions called for to be taken by the Security Agent in the Notes Security Documents.

(vi)          ADDITIONAL AMOUNTS. The Issuer will pay to the Holders of the Notes any Additional Amounts as may become payable under Section 4.19 of the Indenture.

(vii)         REDEMPTION AND REPURCHASE; DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

(a)           This Note is subject to optional redemption, and may be the subject of an Asset Sale Offer, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

(b)           If the Issuer deposits with the Trustee money or Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of their obligations under certain provisions of the Indenture.

(viii)        DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of €50,000 and in integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, transfer documents and opinions, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to authenticate, register the transfer of or exchange any Note or certain portions of a Note.

(ix)           PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(x)            AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

(xi)           DEFAULTS AND REMEDIES. Except as set forth in Section 6.02 of the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due or payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies with respect to the Collateral.

(xii)          TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, or its Affiliates, and may otherwise deal with the Issuer, or its Affiliates, as if it were not the Trustee.

(xiii)         NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes, the Indenture and the Notes Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(xiv)        AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or another Authenticating Agent.

(xv)         GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(xvi)        ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(xvii)       COMMON CODE AND ISIN. The Issuer has caused Common Codes or ISIN numbers to be printed on the Notes and the Trustee shall use such Common Code or ISIN numbers in notices of redemption or purchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

(xviii)      COPY OF INDENTURE AND OTHER AGREEMENTS. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Notes Security Documents, the UPC Broadband Holding Bank Facility, the Finco Accession Agreement, the UPCB Fee Letter, the Deed of Covenant and the UPC Expenses Agreement. Requests may be made to UPCB Finance Limited, [PO Box 1093, Queensgate House, Grand Cayman, KY1-1102 Cayman Islands.]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10, check the appropriate box below:

☐            Section 4.10

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

€

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE A

EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial principal amount of this Global Note is €                          .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

EXHIBIT B

FORM OF DEFINITIVE REGISTERED NOTE

[Face of Definitive Registered Note]

7 5/8%  Senior Notes due 2020

€

UPCB FINANCE LIMITED
Registered office at PO Box 1093, Queensgate House,

Grand Cayman, KY1-1102 Cayman Islands

UPCB Finance Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands, for value received, promises to pay to                                  or registered assigns, upon surrender hereof, the principal sum of                                        euros (€                             ) on January 15, 2020.

Capitalized terms used herein shall have the same meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Interest Payment Dates:  January 15 and July 15, commencing July 15, 2010.

Regular Record Dates: January 1 and July 1 immediately preceding the related interest payment date.

Additional provisions of this Note are set forth on the other side of this Note.

(Signature pages to follow)

IN WITNESS WHEREOF, UPCB Finance Limited has caused this Note to be signed manually by its duly authorized officer.

Dated:

UPCB FINANCE LIMITED

AS ISSUER

By:
Name:
Title:

Certificate of Authentication

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

7 5/8%  SENIOR NOTES DUE 2020

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT) EXCEPT TO (A) QUALIFIED INSTITUTIONAL BUYERS IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144A OR (B) PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A; (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT; OR (III) TO THE ISSUER, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THIS LEGEND.

BY ACCEPTING THIS NOTE (OR AN INTEREST IN THE NOTES REPRESENTED HEREBY) EACH ACQUIRER AND EACH TRANSFEREE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT, AND IT IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS SUCH NOTES OR ANY INTEREST THERE IN IT WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (“CODE”), APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S AND/OR PLAN’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR AN INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS); (2) NEITHER ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF

ERISA OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THE NOTES, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE NOTES, AND NO ADVICE PROVIDED BY THE ISSUER OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF THE PURCHASER AND HOLDER IN CONNECTION WITH THE NOTES AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THE NOTES; AND (3) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE.

[Back of Definitive Registered Note]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(i)                                     INTEREST.  UPCB Finance Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), promises to pay interest on the principal amount of this Note at 7 5/8% per annum from the date of issuance until maturity and shall pay the Additional Amounts payable pursuant to Section 4.19 of the Indenture referred to below.  The Issuer will pay interest and Additional Amounts semi-annually in arrears on January 15 and July 15 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                    . The Issuer shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue principal and premium, if any, at a rate that is 2.0% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any bankruptcy, insolvency, reorganization or other similar law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace periods) at the same rate to the extent lawful.   Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(ii)                                  METHOD OF PAYMENT.  The Issuer will pay cash interest on the Notes (except defaulted interest) and Additional Amounts to the Persons who are registered Holders of Notes at the close of business on January 1 and July 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Additional Amounts, if any, and interest at the office or agency of the Issuer maintained for such purpose; provided that, at the option of the Issuer, payment of interest and Additional Amounts with respect to Definitive Registered Notes may be made by check mailed to the Holders at their addresses set forth in the Register of Holders; and provided further that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts on, all Global Notes and all Definitive Registered Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment shall be in euro.  Holders must surrender Notes to a Paying Agent to collect principal and/or premium payments.

(iii)                               PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon will act as Principal Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer may act as Registrar or Paying Agent.

(iv)                              INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of January 20, 2010 (the “Indenture”), among, inter alia, the Issuer and the Trustee named therein.  The terms of the Notes include those stated in the Indenture and the Notes are subject to all such terms of the Indenture.  Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(v)                                 NOTES SECURITY DOCUMENTS.  Each Holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture and the Notes Security Documents, as the same may be amended from time to time.  Each Holder, by accepting a Note, authorizes and requests the Security Agent to, on such Holder’s behalf, (i)

make all undertakings, representations, offers and agreements of the Security Agent set forth, to the extent applicable, the Notes Security Documents and (ii) take all actions called for to be taken by the Security Agent in the Notes Security Documents.  Each Holder, by accepting a Note, authorizes and requests the Security Agent to (i) execute the Notes Security Documents, (ii) make all undertakings, representations, offers and agreements of the Security Agent in the Notes Security Documents and (iii) take all actions called for to be taken by the Security Agent in the Notes Security Documents.

(vi)                                      ADDITIONAL AMOUNTS.  The Issuer will pay to the Holders of the Notes any Additional Amounts as may become payable under Section 4.19 of the Indenture.

(vii)                                   REDEMPTION AND REPURCHASE; DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

(a)                          This Note is subject to optional redemption, and may be the subject of an Asset Sale Offer, as further described in the Indenture.  There is no sinking fund or mandatory redemption applicable to this Note.

(b)                         If the Issuer deposits with the Trustee money or Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Issuer may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of their obligations under certain provisions of the Indenture.

(viii)                        DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of €50,000 and in integral multiples of €1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, transfer documents and opinions, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to authenticate, register the transfer of or exchange any Note or certain portions of a Note.

(ix)                                PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(x)                                   AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or consent of any Holder, the Issuer and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

(xi)                                DEFAULTS AND REMEDIES.  Except as set forth in Section 6.02 of the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due or payable.  If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies with respect to the Collateral.

(xii)                             TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer, or its Affiliates, and may otherwise deal with the Issuer, or its Affiliates, as if it were not the Trustee.

(xiii)                          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or shareholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes, the Indenture and the Notes Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(xiv)                         AUTHENTICATION.  This Note shall not be valid until authenticated by the manual signature of the Trustee or another Authenticating Agent.

(xv)                            GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(xvi)                         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(xvii)                      COMMON CODE AND ISIN.  The Issuer has caused Common Codes or ISIN numbers to be printed on the Notes and the Trustee shall use such Common Code or ISIN numbers in notices of redemption or purchase as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

(xviii)                   COPY OF INDENTURE AND OTHER AGREEMENTS.  The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Notes Security Documents, the UPC Broadband Holding Bank Facility, the Finco Accession Agreement, the UPCB Fee Letter, the Deed of Covenant and the UPC Expenses Agreement. Requests may be made to UPCB Finance Limited, [PO Box 1093, Queensgate House, Grand Cayman, KY1-1102 Cayman Islands.]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                             to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 of the Indenture, check the appropriate box below:

☐                                    Section 4.10

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

€

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

UPCB Finance Limited
Registered office at Boeing Avenue 53
1119 PE Schiphol-Rijk
The Netherlands

The Bank of New York Mellon

One Canada Square

London  E14 5AL

United Kingdom

Attention:  Corporate Trust Administration

Re:  7 5/8% Senior Notes due 2020

Reference is hereby made to the Indenture, dated as of January 20, 2010 (the “Indenture”), among, inter alia, UPCB Finance Limited, as issuer, and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                     , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €                       in such Note[s] or interests (the “Transfer”), to                                              (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ONLY ONE]

1.  ☐   Check if Transfer Is Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any jurisdiction.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the 144A Definitive Registered Note and in the Indenture and the U.S. Securities Act.

2.  ☐   Check if Transfer Is Pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 and Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii) no directed selling efforts have been made in contravention of the requirements of Rule

904(b) of Regulation S under the U.S. Securities Act; and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee and the Issuer and the Trustee are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                             The Transferor owns and proposes to transfer the following:

[CHECK ONE]

☐           a Book-Entry Interest held through Euroclear Account No.                     or Clearstream Banking Account No.                       , in the:

(i)            ☐   144A Global Note ( Common Code/ ISIN                  ), or

(ii)           ☐   Regulation S Global Note (Common Code / ISIN                  ), or

(b)           ☐   a 144A Definitive Registered Note; or

(c)           ☐   a Regulation S Definitive Registered Note.

2.                             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           ☐   a Book-Entry Interest through Euroclear Account No.                           or Clearstream Banking Account No.                      in the:

(i)            ☐   144A Global Note (Common Code / ISIN                  ), or

(ii)           ☐   Regulation S Global Note (Common Code / ISIN                  ), or

(b)           ☐   a 144A Definitive Registered Note; or

(c)           ☐   a Regulation S Definitive Registered Note,

in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

UPCB Finance Limited
Registered office at Boeing Avenue 53
1119 PE Schiphol-Rijk
The Netherland

The Bank of New York Mellon

One Canada Square

London  E14 5AL

United Kingdom

Attention:  Corporate Trust Administration

Re:  7 5/8% Senior Notes due 2020

Reference is hereby made to the Indenture, dated as of January 20, 2010 (the “Indenture”), among, inter alia, UPCB Finance Limited, as issuer (the “Issuer”), and The Bank of New York Mellon, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                   , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

(a)  Check if Exchange is Book-Entry Interest in a Global Note to Definitive Registered Note.  In connection with the Exchange of the Owner’s Book-Entry Interest in the Global Note for a Definitive Registered Note with an equal principal amount, the Owner hereby certifies that the Definitive Registered Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Registered Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

(b) Check if Exchange is from Definitive Registered Note to Book-Entry Interest in a Global Note.  In connection with the Exchange of the Owner’s Definitive Registered Note for a Book-Entry Interest in the [CHECK ONE],

☐   144A Global Note

☐   Regulation S Global Note

with an equal principal amount, the Owner hereby certifies (i) the Book-Entry Interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the U.S. Securities Act, an in compliance with any applicable securities laws of any applicable jurisdiction.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book-Entry Interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Global Note and in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee and the Issuer and the Trustee are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[Insert Name of Owner]

By:

Name:

Title:

Dated:

ANNEX A TO CERTIFICATE OF EXCHANGE

1.                             The Owner owns and proposes to exchange the following:

[CHECK ONE]

(a)           ☐   a Book-Entry Interest held through Euroclear Account No.                     or Clearstream Banking Account No.                        , in the:

(i)            ☐   144A Global Note (Common Code / ISIN                  ), or

(ii)           ☐   Regulation S Global Note (Common Code / ISIN                    ), or

(b)           ☐   a 144A Definitive Registered Note.

(c)           ☐   a Regulation S Definitive Registered Note.

2.                             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           ☐   a Book-Entry Interest through Euroclear Account No.                       or Clearstream Banking Account No.                     in the:

(i)            ☐   144A Global Note (Common Code / ISIN                  ), or

(ii)           ☐   Regulation S Global Note (Common Code / ISIN                   ), or

(b)           ☐   a 144A Definitive Registered Note; or

(c)           ☐   a Regulation S Definitive Registered Note,

in accordance with the terms of the Indenture.